                                                                    Exhibit 4.26


                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

                                 by and among

                         DANKA BUSINESS SYSTEMS PLC,
                         DANKALUX SARL & CO. SCA and
                            DANKA HOLDING COMPANY,
                                 as Borrowers
                                     and
                            BANK OF AMERICA, N.A.
                                   as Agent

                                      and

                          THE LENDERS PARTIES THERETO

                              As of June 29, 200l

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                                    ARTICLE I

                                                   DEFINITIONS

1.1    Certain Defined Terms...............................................................................    2
1.2    Other Interpretive Provisions.......................................................................   25
1.3    Accounting Principles...............................................................................   26

                                                    ARTICLE II

                                                   THE CREDITS

2.1    Amounts and Terms of Commitments; Joint and Several Liability......................................    27
2.2    Loan Accounts......................................................................................    29
2.3    Procedure for Syndicated Borrowing.................................................................    30
2.4    Conversion and Continuation Elections- Syndicated Loans............................................    31
2.5    [Intentionally Omitted]............................................................................    32
2.6    [Intentionally Omitted]............................................................................    33
2.7    [Intentionally Omitted]............................................................................    33
2.8    Voluntary Termination Reduction of Revolving Commitments or L/C Commitments........................    33
2.9    Optional and Mandatory Prepayments; Mandatory Reduction of Commitments.............................    33
2.10   Application of Prepayments or Reduction in Commitments.............................................    34
2.11   [Intentionally Omitted]............................................................................    35
2.12   Repayment..........................................................................................    35
2.13   Interest...........................................................................................    35
2.14   Fees...............................................................................................    35
2.15   Computation of Fees and Interest...................................................................    36
2.16   Payments by the Companies..........................................................................    36
2.17   Payments by the Banks to the Agent.................................................................    37
2.18   Sharing of Payments Etc............................................................................    37
2.19   Swing Line.........................................................................................    38

                                                   ARTICLE III

                                              THE LETTERS OF CREDIT

3.1    The Letter of Credit Facilities....................................................................    39
3.2    Issuance, Amendment and Renewal of Letters of Credit...............................................    41
3.3    Risk Participations, Drawings and Reimbursements...................................................    42
3.4    Repayment of Participations........................................................................    43
3.5    Role of the Issuing Bank...........................................................................    44

3.6    Obligations Absolute...................................................................................  45
3.7    Cash Collateral Pledge.................................................................................  46
3.8    Letter of Credit Fees..................................................................................  46
3.9    Uniform Customs and Practice...........................................................................  46

                                                    ARTICLE IV

                                      TAXES, YIELD PROTECTION AND ILLEGALITY

4.1    Taxes..................................................................................................  47
4.2    Illegality.............................................................................................  48
4.3    Increased Costs and Reduction of Return................................................................  48
4.4    Funding Losses.........................................................................................  49
4.5    Inability to Determine Rates...........................................................................  50
4.6    Replacement Banks......................................................................................  50
4.7    Mitigation.............................................................................................  51
4.8    Survival...............................................................................................  51

                                                    ARTICLE V

                                               CONDITIONS PRECEDENT

5.1    Conditions to Agreement................................................................................  52
5.2    [Intentionally Omitted]................................................................................  56
5.3    Conditions to All Credit Extensions....................................................................  56
5.4    Supplements to Schedules...............................................................................  57

                                                    ARTICLE VI

                                          REPRESENTATIONS AND WARRANTIES

6.1    Existence and Power....................................................................................  58
6.2    Authorization; No Contravention........................................................................  58
6.3    Governmental Authorization.............................................................................  58
6.4    Binding Effect.........................................................................................  58
6.5    Litigation: Labor Controversies........................................................................  59
6.6    No Default.............................................................................................  59
6.7    Use of Proceeds; Margin Regulations....................................................................  59
6.8    Title to Properties....................................................................................  59
6.9    Taxes..................................................................................................  59
6.10   Financial Condition....................................................................................  60
6.11   Support Documents......................................................................................  60
6.12   Copyrights, Patents, Trademarks and Licenses, Etc......................................................  60
6.13   Subsidiaries...........................................................................................  61
6.14   Insurance..............................................................................................  61
6.15   ERISA Compliance.......................................................................................  61
6.16   Environmental Matters..................................................................................  62

6.17      Regulated Entities..................................................................   62
6.18      No Burdensome Restrictions..........................................................   62
6.19      Full Disclosure.....................................................................   62
6.20      Immunity............................................................................   62
6.21      Existing Indebtedness...............................................................   62

                                            ARTICLE VII

                                       AFFIRMATIVE COVENANTS

7.1       Financial Information, Reports, Notices, Etc........................................   63
7.2       Compliance with Laws, Etc...........................................................   65
7.3       Maintenance of Properties...........................................................   65
7.4       Insurance...........................................................................   66
7.5       Books and Records...................................................................   66
7.6       Maintenance of Existence, Etc.......................................................   66
7.7       Intercompany Loans..................................................................   66
7.8       Additional Support Documents........................................................   66
7.9       Compliance with ERISA...............................................................   68
7.10      Release of Pledge...................................................................   68
7.11      Swap Contracts......................................................................   68
7.12      Revised Business Plan...............................................................   68
7.13      PricewaterhouseCoopers Retention....................................................   69
7.14      Rating..............................................................................   69
7.15      Foreign Asset Liens.................................................................   69
7.16      Release of International Swing Line Banks...........................................   69

                                           ARTICLE VIII

                                        NEGATIVE COVENANTS

8.1       Business Activities.................................................................   69
8.2       Liens...............................................................................   70
8.3       Financial Condition.................................................................   72
8.4       Investments.........................................................................   72
8.5       Restricted Payments, Etc............................................................   73
8.6       Senior Subordinate Notes or Subordinated Notes; TROL................................   74
8.7       Consolidation Merger, Etc...........................................................   74
8.8       Asset Dispositions, etc.............................................................   74
8.9       Transactions with Affiliates........................................................   75
8.10      Negative Pledges, Restrictive Agreements, etc.......................................   75
8.11      Subsidiaries' Voting Share..........................................................   76
8.12      ERISA...............................................................................   76
8.13      Limitation on Indebtedness..........................................................   76
8.14      Ownership of Ownership Companies....................................................   76
8.15      Change Fiscal Year..................................................................   76

                                            ARTICLE IX

                                         EVENTS OF DEFAULT

9.1       Events of Default..................................................................    77
9.2       Remedies...........................................................................    79
9.3       Rights Not Exclusive...............................................................    80

                                             ARTICLE X

                                             THE AGENT

10.1      Appointment and Authorization.......................................................   80
10.2      Delegation of Duties................................................................   81
10.3      Liability of Agent..................................................................   81
10.4      Reliance by Agent...................................................................   81
10.5      Notice of Default...................................................................   82
10.6      Credit Decision.....................................................................   82
10.7      Indemnification of Agent............................................................   83
10.8      Agent in Individual Capacity........................................................   83
10.9      Successor Agent and Successor Issuing Bank..........................................   83
10.10     U.S. Withholding Tax................................................................   84
10.11     United Kingdom Withholding..........................................................   85

                                            ARTICLE XI

                                           MISCELLANEOUS

11.1      Amendments and Waivers..............................................................   87
11.2      Notices.............................................................................   88
11.3      No Waiver Cumulative Remedies.......................................................   88
11.4      Costs and Expenses..................................................................   88
11.5      Company Indemnification.............................................................   89
11.6      Marshalling; Payments Set Aside.....................................................   90
11.7      Successors and Assigns..............................................................   90
11.8      Assignments, Participations, Etc....................................................   90
11.9      [Intentionally Omitted].............................................................   92
11.10     Confidentiality.....................................................................   92
11.11     Set-off.............................................................................   93
11.12     Notification of Addresses of Lending Offices, Etc...................................   93
11.13     Counterparts........................................................................   93
11.14     Severability........................................................................   93
11.15     No Third Parties Benefited..........................................................   93
11.16     Governing Law and Jurisdiction......................................................   93
11.17     Waiver of Jury Trial................................................................   94
11.18     Entire Agreement....................................................................   94
11.19     Judgment Currency...................................................................   94

11.20     Steering Committee Expenses.........................................................   95
11.21     Acknowledgement; Release............................................................   95
11.22     Consent by Banks to Bond Exchange...................................................   95
11.23     Agent as Joint Creditor.............................................................   95
11.24     Survival of Obligations.............................................................   96
11.25     Termination of International Swing Line Commitments.................................   96

                       SCHEDULES and EXHIBITS
                       ----------------------

Exhibit B                  Form of Compliance Certificate
Exhibit E                  Form of Irrevocable Notice of Borrowing
Exhibit F                  Form of Revolving Loan Note
Exhibit G                  Form of Subordination Agreement
Exhibit H                  Form of Term Loan Note
Exhibit K                  Form of Assignment and Acceptance
Exhibit L                  Form of Swing Line Borrowing Notice
Exhibit M                  Form of Swing Line Note
Exhibit N                  Currency Conversion Methodology
Exhibit 0                  Form of Borrowing Base Report
Exhibit P                  TROL Term Sheet

Schedule II                Excluded Country Subsidiaries Inactive Subsidiaries
Schedule III               Included Countries
Schedule IV                Guarantors; Pledgors; Pledged Interests
Schedule V                 Term Loan Payments
Schedule VIII              Restricted Subsidiaries

Schedule 2.1               Commitments
Schedule 6.5               Litigation Matters
Schedule 6.10              Additional Liabilities
Schedule 6.12              Intellectual Property Matters
Schedule 6.13              Subsidiaries; Equity Investments
Schedule 6.16              Environmental Matters
Schedule 8.2(a)(vi)        Existing Liens
Schedule 8.4(a)(i)         Existing Investments
Schedule 8.4(a)(ii)        Conversion of Intercompany Debt
Schedule 8.4(d)            Maximum Investments In Guarantors
Schedule 8.10              Restrictive Agreements
Schedule 8.13              Existing Indebtedness
Schedule 10.11 (a)         Form of U.K. Withholding Exemption Claim
Schedule 10.11 (d)         Form of U.K. Tax Refund Claim
Schedule 11.2              Lending Offices; Notice Addresses; Agent's Payment Office

                                                                  EXECUTION COPY
                                                                  --------------
                               CREDIT AGREEMENT
                               ----------------

     This CREDIT AGREEMENT is entered into as of June 29, 2001, among DANKA BUSINESS SYSTEMS PLC, a public liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), DANKALUX SARL & CO. SCA, a Luxembourg company ("Dankalux"), with respect to which Dankalux Sarl, a limited liability company incorporated in Luxembourg ("Dankalux Sarl"), is the sole commandite, DANKA HOLDING COMPANY, a Delaware corporation ("Danka Holding"; Danka PLC, Dankalux and Danka Holding are herein each a "Company" and collectively the "Companies"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A., as agent for the Banks (in such capacity, and including any successor in such capacity, the "Agent").

                                   RECITALS

     WHEREAS, the Companies, the Banks and the Agent have entered into a Credit Agreement dated as of December 5, 1996, as amended and supplemented by a First Amendment dated as of December 5, 1997, a Second Amendment dated as of July 28, 1998, a Third Amendment dated as of December 31, 1998, a Fourth Amendment dated as of March 29, 1999, a Fifth Amendment dated as of June 15, 1999, a Sixth Amendment dated as of July 9, 1999, a Seventh Amendment dated as of December 1, 1999, an Eighth Amendment dated as of March 24, 2000, a Ninth Amendment dated as of October 31, 2000, a Tenth Amendment dated as of December 15, 2000, an Eleventh Amendment dated as of March 28, 2001, a Twelfth Amendment dated as of June 6, 2001, a Waiver Letter Agreement dated as of October 20, 1998 and a Waiver Letter Agreement dated as of February 18, 1999 (as amended, the "Original
                                                                        --------
Credit Agreement"), pursuant to which the Banks agreed to make certain revolving
----------------
credit, term loan and letter of credit facilities available to the Companies;
and

     WHEREAS, as of the date hereof, the outstanding principal amount under the Original Credit Agreement is the amount set forth therefor on Schedule 2.1 (which amount includes a Dollar equivalent of certain foreign currency loans under the Original Credit Agreement which are being refinanced hereunder, as provided in the last sentence of Section 2.1 (b)); and

     WHEREAS, the Banks, the Agent and the Companies have agreed to amend and restate the Original Credit Agreement in order to restructure the remaining obligations under the Original Credit Agreement and set forth certain other agreements of the parties, all as hereinafter set forth; and

     WHEREAS, in order to set forth in one document, for the convenience of the parties, the text of the Original Credit Agreement as amended by the amendments to be made upon the effectiveness hereof, the Original Credit Agreement shall, upon satisfaction of the conditions set forth in Section 5.1, be amended and
                                                 -----------
restated to read in full as set forth herein.

     NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Banks, the Agent and the Companies hereby amend and restate the Original Credit Agreement as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1     Certain Defined Terms. The following terms have the following meanings:
        ---------------------

        "Accounts" means all "accounts" (as that term is defined in the UCC).

        "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Company or a Subsidiary of a Company immediately prior to giving effect to such combination provided that the applicable Company or Subsidiary is the surviving entity).

        "Adjusted Consolidated Net Worth" means the Consolidated Net Worth of Danka PLC and its Subsidiaries, minus Investments made by Danka PLC and its Subsidiaries after the Closing Date in Excluded Country Subsidiaries.

        "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

        "Agent" means Bank of America, N.A. in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.9.
                                                       ------------

        "Agent-Related Persons" means the Agent and any successor agent arising under Section 10.9, together with their respective Affiliates, and the officers,
      ------------
directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Agent's Account" means an account at a bank designated by Agent from time to time as the account into which the Companies shall make all payments to Agent for the benefit of the Banks and into which the Banks shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies the Companies and the Banks to the contrary, Agent's Account shall be that certain deposit account bearing account number 3751806660 and maintained by Agent with Bank of America, Dallas, Texas, ABA #111000012,
Reference: Danka Holding Company - Collateral Account.

          "Agent's Payment Office" means the address for payments set forth on
Schedule 11.2 or such other address as the Agent may from time to time specify
-------------
in accordance with Section 11.2.
                   ------------

          "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Applicable Entities" means each of Danka PLC and its Subsidiaries which (i) during the period on or prior to June 30, 2002, operates in any of the United States, United Kingdom, Netherlands (Tilberg) or Canada, (ii) during the period from July 1, 2002 to June 30, 2003, operates in any of the United States, United Kingdom or Netherlands (Tilberg), and (iii) during the period from and after July 1, 2003, operates in either the United States or United Kingdom.

          "Applicable Margin" means (a) with respect to LIBOR Rate Loans, 5.00% per annum and (b) with respect to Base Rate Loans, 4.00% per annum, in each case which percentages shall be increased by 0.50% per annum on each of December 29, 2001, and June 29, 2002 and each three-month period thereafter and decreased by 0.50% per annum upon each $25,000,000 permanent reduction in the Total Commitment; provided, however, that in no event shall the Applicable Margin for
            --------  -------
LIBOR Rate Loans be reduced to be less than 4.25% per annum or for Base Rate Loans be reduced to be less than 3.25% per annum.

          "Asset Purchase Agreement" means that Asset Purchase Agreement dated April 19, 2001 between Danka PLC and Pitney Bowes, Inc. and certain related agreements entered into in connection therewith.

          "Assignee" has the meaning specified in subsection 11.8(a).
                                                  ------------------

          "Assignment and Acceptance" has the meaning specified in subsection
                                                                   ----------
11.8(a).
-------

          "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

          "Bank" has the meaning specified in the introductory clause hereto.

          "Bank of America" means Bank of America, N.A.

          "Base Rate" means, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Rate, or (b) the rate of interest announced by Bank of America at its principal office in Charlotte, North Carolina, as its "prime rate", with the understanding that the "prime rate" is one of Bank of
 ----------                                    ----------
America's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank of America may designate.

     "Base Rate Loan" means a Revolving Loan, Swing Line Loan, Term Loan or L/C Advance that bears interest based on the Base Rate.

     "Blocked Account Agreement" has the meaning specified in Section 5.1
                                                              -----------
(a)(xi).
-------

     "Borrowing" means a borrowing hereunder consisting of (i) Revolving Loans made to a Company on the same day by the Banks under Section 2.1(a), (ii) Swing
                                                     --------------
Line Loans under Section 2.19, and (iii) Term Loans. A Borrowing may be a
                 ------------
Revolving Borrowing or a Swing Line Borrowing or a Term Borrowing.

     "Borrowing Base" means at any date of determination (i) the difference between (a) the Inventory Advance Percentage of Eligible Inventory, minus (b) the Third-Party Location Inventory Reserve (which is equal in amount to the estimated rent for a three-month period at each third-party location at which an Applicable Entity maintains Inventory), plus (ii) the product of (a) the Receivables Advance Percentage multiplied by (b) an amount equal to the difference between (1) Eligible Receivables minus (2) the Dilution Reserve, each as set forth in the most recent Borrowing Base Report required to be delivered hereunder.

     "Borrowing Base Report" means a report substantially in the form attached as Exhibit 0.

     "Borrowing Date" means any date on which a Borrowing occurs under Section
                                                                       -------
2.3 or Section 2.19.
---    ------------

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to close and a day on which dealings are carried on in the applicable offshore Dollar interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means, for any period, the sum of the aggregate amount of all expenditures of Danka PLC and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures less the cash proceeds received from the sales of rental equipment for such period.

     "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank. Derivatives of such term shall have corresponding meanings. Each Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

     "Cash Equivalent Investment" means, at any time:

     (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the government of a country ("OECD Country") which is a member of the Organization for Economic Cooperation and Development or any agency thereof;

     (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

          (i) a corporation (other than an Affiliate of any Company) organized under the laws of any state of the United States or of the District of Columbia and rated A-2, or better, by Standard & Poor's Ratings Services or P-2, or better, by Moody's Investors Service, Inc., or

          (ii) any Bank (or its holding company);

     (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

          (i) a commercial banking institution that is a member of the Federal Reserve System or an applicable central bank of an OECD Country and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

          (ii) any Bank; or

     (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)(i)) which

          (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

          (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder.

     "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 30% or more of the outstanding shares of voting stock of Danka PLC, or (b) Danka PLC shall cease to own indirectly at least 80% of the outstanding shares of voting stock of any of Danka Holding, Danka BV or Dankalux Sarl or of all equity interests in Dankalux, or (c) Dankalux Sarl shall cease to be the sole commandite with respect to Dankalux, or (d) Danka Holdings Sarl shall cease to own 100% of all equity interests in Dankalux Sarl.

     "Closing Date" means the date on which Agent delivers to the Companies a written notice that each of the conditions precedent set forth in Section 5.1 either have been satisfied or have been waived.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Commitment" means, with respect to each Bank, its Revolving Commitment, its Term Loan Commitment, its L/C Commitment or its Pro Rata Share of the Total Commitment, as the context requires, and, with respect to all Banks, their Revolving Commitments, their Term Loan Commitments, their L/C Commitments or their Pro Rata Share of the Total Commitments, as the context requires, in each case as such amounts are set forth beside such Bank's name under the applicable heading on Schedule 2.1 or on the signature page of the Assignment and
           ------------
Acceptance pursuant to which such Bank became a Bank hereunder in accordance with the provisions of Section 11.8.

     "Companies" has the meaning specified in the introductory clause hereto.

     "Company" has the meaning specified in the introductory clause hereto.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit B.
---------

     "Consolidated EBITDA" means with respect to Danka PLC and its Subsidiaries, on a consolidated basis, for any period of four consecutive fiscal quarters (or such fewer number of consecutive fiscal quarters as may be specified herein), income from continuing operations for such period before income taxes for such period plus interest expense for such period (to the extent that interest expense was deducted in determining income from continuing operations), plus depreciation expense for such period, plus amortization expense for such period.

     "Consolidated Net Worth" means consolidated net worth of Danka PLC and its Subsidiaries determined in accordance with GAAP (but including in any event the equity interest of any Participating Shares), plus (a) the balance of the
                                              ----
currency translation adjustment account, if negative, up to $50,000,000, or minus (b) the balance of the currency translation adjustment account, if
-----
positive, up to $50,000,000.

     "Contingent Obligation" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness guaranteed thereby.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
                                                                        -------
2.4, a Company (a) converts Syndicated Loans of one Type to another Type, or (b)
---
continues as Syndicated Loans of the same Type, but with a new Interest Period, Syndicated Loans having Interest Periods expiring on such date.

          "Credit Extension" means and includes (a) the making of any Syndicated Loans and Swing Line Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

          "Danka BV" means Danka Group BV, a Netherlands company.

          "Danka Holding" has the meaning specified in the introductory clause hereto.

          "Danka Holdings BV" means Danka Holdings BV, a Netherlands company.

          "Danka PLC" has the meaning specified in the introductory clause hereto.

          "Dankalux" has the meaning specified in the introductory clause hereto.

          "Dankalux Luxembourg Sarl" means Danka Luxembourg Sarl, a Luxembourg company.

          "Dankalux Sarl" has the meaning specified in the introductory clause hereto.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Dilution Reserve" means an amount equal to five percent (5%) of Eligible Receivables.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "DSI" means the divisions or business unit(s) of the Companies and their Subsidiaries commonly referred to as "DSI".

          "Effective Amount" means, with respect to any outstanding L/C Obligations on any date, (i) the amount of such L/C Obligations; and (ii) the amount of any undrawn commercial Letters of Credit which have expired less than 25 days prior to such date.

          "Eligible Assignee" means (a) with respect to Revolving Loans and L/C Obligations, (i) a Bank, (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000, (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (iv) a Person that is primarily engaged in the business of commercial banking and that is (x) a Subsidiary of a Bank, (y) a Subsidiary of a Person of which a Bank is a Subsidiary, or (z) a Person of which a Bank is a Subsidiary, (v) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000, and (vi) any other Person approved by the Agent in its sole discretion; and (b) with respect to Term Loans, (1) a Bank, (2) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000, (3) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country and which has total assets in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000, (d) any Affiliate (other than individuals) of a Bank that was party hereto as of the Closing Date or any fund, money market account, investment account or other account managed by a Bank or an Affiliate of a Bank and (e) any other Person approved by Agent in its sole discretion.

          "Eligible Inventory" means, for any date of determination, the aggregate Inventory of the Applicable Entities as of such date minus (in the case of clauses (a) through (y) below, to the extent included in determining the aggregate inventory of the Applicable Entities and without duplication) (a) technicians' stock of parts and supplies inventory (commonly referred to by the Applicable Entities as "trunk inventory"); minus (b) parts inventory maintained at major customers' locations; minus (c) parts inventory reserve; minus (d) inventory installed at potential customers' sites on a consignment basis; minus
(e) inventory that has been previously used (other than refurbished inventory); minus (f) inventory that cannot be located in the warehouses of the Applicable Entities; minus (g) reserve amount in the general ledger for inventory that has been identified as obsolete (in accordance with GAAP); minus (h) reserve amount for lost, damaged or obsolete supplies; minus (i) inventory installed at customer locations, but still listed in inventory; minus (j) adjustment to showroom inventory to account for the cost of shipment included in the inventory cost; minus (k) inventory paid for in advance and not yet received; minus (1) inventory returned by customers, which has not been received and processed by the returns warehouse; minus (m) inventory identified as damaged; minus (n) estimated supplies inventory at customer locations; minus (o) inventory identified as being stripped for parts; minus (p) reserve in the amount of twenty-five percent (25%) of the total value of refurbished inventory (net of book reserve); minus (q) reserve for unidentified equipment inventory at corporate and non-corporate showrooms; minus (r) fifty percent (50%) of the reserve amount for used equipment in showrooms and demonstrations; minus (s) reserve amount for all analog inventories (such reserve amount to be determined in accordance with GAAP); minus (t) reserve for various equipment inventory errors, existence and valuation issues; minus (u) reserve against accessories (non-serialized equipment) which the Applicable Entities anticipate selling at discounted prices; minus (v) reserve for non-serialized discontinued brands or products (representing fifty percent (50%) of the total value of non-serialized discontinued brands or products); minus (w) reserve against inventory located at Bekins and Fritz warehouses; minus (x) reserve for all returned demonstration equipment; minus (y) all other inventory reserves related to the Applicable Entities, including general inventory reserves.

         "Eligible Receivables" means for any date of determination, the aggregate Accounts of the Applicable Entities as of such date minus (in the case of clauses (a) through (k) below, to the extent included in determining the aggregate accounts of the Applicable Entities and without duplication) (a) receivables outstanding more than ninety (90) days past the original invoice date; minus (b) the absolute value of credit balances in the over ninety-days-old aging category; minus (c) receivables outstanding ninety (90) days or less past the original invoice date for any customer for which fifty-percent or greater of the total accounts receivable balance for such customer is included in clause (a); minus (d) receivables from any government agencies; minus (e) intercompany receivables; minus (f) accounts payable balances for any vendor which is also a customer (up to the amount of the receivable balance from such vendor/customer); minus (g) receivables balances (for a specific invoice) remaining after a partial payment by a customer in respect of such specific invoice; minus (h) deferred revenue; minus (i) any miscellaneous management adjustments to the receivables aging report for GAAP purposes; minus (j) the outstanding amount of any rebates owed to customers (to the extent of the accounts receivable balance from such customers); minus (k) non-trade receivables.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "Equipment" means all equipment of whatever kind or nature now owned or hereafter acquired by a Person, including, without limitation, all machinery, vehicles, tools, furniture, furnishings, office machines and equipment, material handling equipment, forklifts, conveyors, machine systems, computers and all other goods used with all accessories, parts and additions noted or hereafter affixed thereto or used in connection therewith.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Company within the meaning of
 Section 414(b) or (c) of the Code (and Sections 414(m) and (0) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Company or any ERISA Affiliate.

          "Eurocurrency Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next l/lOOth of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

          "Event of Default" means any of the events or circumstances specified in Section 9.1.
   -----------

          "Excess Cash Flow" means, for any fiscal year, (i) the Consolidated EBITDA for such fiscal year, less (ii) all Capital Expenditures, all cash taxes, all cash interest expense and bank fees, and all principal payments on the Term Loan made during such fiscal year, plus (iii) any non-cash restructuring or special charges taken during such fiscal year, plus/minus (iv) the change in average monthly working capital during such fiscal year, plus (v) any cash received by a Company or any of its Subsidiaries during such fiscal year under any outstanding lease securitizations or in respect of any termination or restructuring thereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

          "Excluded Country Subsidiary" means any Subsidiary of Danka PLC which has not executed and delivered to the Agent a Guaranty, which Subsidiary is organized under the laws of a country which is not an Included Country, all of which Excluded Country Subsidiaries as of the Closing Date are listed on Schedule II.
                                                          -----------

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in Section 2.14(a).
                                                    ---------------

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.1.
                                     ------------

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances, subject to the provisions of Section 1.3.
                   -----------

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Governmental Impairment" has the meaning specified in Section 7.8.
                                                                 -----------

          "Grantor Guaranty Agreement" means that certain guaranty agreement dated as of October 20, 1998 by and among the Grantors in favor of the Agent.

          "Grantors" means Danka Holding, American Business Credit Corporation, Ameritrend Corporation, Corporate Consulting Group, Inc., D.I. Investment Management, Inc., Danka Imaging Distribution, Inc., Danka Management Company, Inc. and Danka Office Imaging Company.

          "Guarantor" means, collectively (i) Danka Holdings Sarl, Danka Holdings BV and Danka BV, (ii) every Included Country Holding Company (other than Dankalux Sarl and Restricted Subsidiaries) and (iii) every Included Country Operating Company other than Restricted Subsidiaries, whether existing as of the Closing Date or thereafter created or acquired, including every Subsidiary listed under the heading "Guarantors" in Schedule IV.
                                                     -----------

          "Guaranty" means a Guaranty in the form reasonably acceptable to the Agent and the Banks executed by every Guarantor, as the same may be amended or otherwise modified from time to time.

          "Honor Date" has the meaning specified in Section 3.3(b).
                                                    --------------

          "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant or, if applicable, any chartered accountants as to any financial statement of any Company or any Subsidiary, any qualification or exception to such opinion or certification

          (a)      which is of a "going concern" or similar nature;

          (b) which re1ates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause any Company to be in default of any of its obligations under Section 8.3.
                                                          -----------

          "Inactive Subsidiary" means a Subsidiary organized in an Included Country that conducts substantially no operations and has no material assets, all of which Inactive Subsidiaries as of the Closing Date are listed on
 Schedule II.
 -----------

          "Included Country" means (i) any country within which Danka PLC is doing business through one or more Subsidiaries operating in such country as of the Closing Date and either the combined assets of such Subsidiaries or the revenues of such Subsidiaries for any fiscal year of Danka PLC equals or exceeds three percent (3%) of total combined assets or total revenues of Danka PLC and its Subsidiaries on a consolidated basis, and (ii) any additional country from time to time selected by the Companies, as an Included Country; provided, however, that the Companies, in exercising such discretion, shall be
 --------  -------
 required to comply with the requirements of Section 7.8(i). The Included
                                             --------------
 Countries as at the Closing Date are listed on Schedule III.
                                                ------------

          "Included Country Holding Company" means, with respect to any Included Country, a Subsidiary of Danka PLC substantially all of the assets of which consist of all of the equity interests (other than directors' qualifying shares and shares (which are pledged to the Agent under the Pledge Agreements) held by other Subsidiaries to satisfy the required number of shareholders in relevant jurisdictions) of Included Country Operating Companies.

     "Included Country Operating Companies" means, with respect to each Included Country, all Subsidiaries (other than Inactive Subsidiaries) operating in such Included Country, excluding Included Country Holding Companies.

          "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregate Indebtedness only such other obligation shall be included);

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

          (d)  net liabilities of such Person under all Swap Contracts;

          (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than obligations under employment contracts, restrictive covenants or similar arrangements or trade payables in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) liabilities in accordance with GAAP of such Person with respect to lease paper sold by such Person or any other Persons;

          (g) all Contingent Obligations of such Person in respect of any of the foregoing whether such Person or another Person is the principal obligor in respect thereof; and

          (h) the aggregate amount of liabilities (including obligations to purchase or repurchase or other Contingent Obligations) arising under Tax Retention Operating Leases.

Notwithstanding anything to the contrary above or otherwise in this Agreement, any Participating Shares sold by Danka PLC pursuant to the Subscription Agreement, and any Participating Shares sold by Danka PLC from time to time which are substantially identical to the Participating Shares sold by Danka PLC pursuant to the Subscription Agreement, shall be deemed to constitute shareholders' equity and shall not be deemed to constitute Indebtedness (notwithstanding any other treatment of the Participating Shares that may be required under GAAP).

     "Indemnified Liabilities" has the meaning specified in Section 11.5.
                                                            ------------

     "Indemnified Person" has the meaning specified in Section 11.5.
                                                       ------------

     "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any competent court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, administrative receivership, administration, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, State or foreign law.

     "Interest Payment Date" means as to any Loan the first Business Day of each calendar month.

     "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which such Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by a Company in its Irrevocable Notice of Borrowing (or such other period of time, not to exceed 12 months, as the Agent shall, following reasonable prior notice from a Company, with the consent of the Banks, elect to make available); provided, however,
                                                         --------  -------
that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (iii) each Interest Period for any Term Loan shall end on the last Business Day of a calendar month; and

          (iv) no Interest Period for any Loan shall extend beyond the date stated in clause (a) of the definition of "Termination Date".

     "International Swing Line Agreement" means the International Swing Line Agreement, dated as of January 24, 1997 and as amended, among the Companies and ABN AMRO Bank N.V. and Bank of America, as International Swing Line Banks.

     "International Swing Line Banks" means ABN AMRO Bank N.V. and Bank of America, in their capacity as International Swing Line Banks under the International Swing Line Agreement.

     "Inventory" means all inventory of whatever kind or nature of a Person and wherever located, including, without limitation, all goods held for sale or lease or furnished or to be furnished under contracts, and any raw materials, work in process or finished goods, and all goods and materials used or consumed in such Person's business, including, without limitation, those goods identified as equipment on operating leases, machine inventory and parts and supplies inventory.

     "Inventory Advance Percentage" means 50%.

     "Investment" means, relative to any Person,

     (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

     (b)  any Contingent Obligation of such Person; and

     (c) any ownership or similar interest held by such Person in any other Person (including as the result of an Acquisition).

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Irrevocable Notice of Borrowing" means a notice in substantially the form of Exhibit E.
   ---------

     "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Issuance Date" has the meaning specified in Section 3.1(a).
                                                  --------------

     "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

     "Issuing Bank" means Bank of America or, upon the request of the Companies with the consent of the Agent, another Bank, in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor letter of credit issuer arising under Section 10.1(b) or Section 10.9.
                     ---------------    ------------

     "Judgment Currency" has the meaning specified in Section 11.19.
                                                      -------------

     "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Application" means an application for Issuances of standby or commercial documentary letters of credit in such form as shall at any time be in use at the Issuing Bank, shall be consistent with the terms of this Credit Agreement and shall be agreed to by the Company applying for the applicable Letter of Credit.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into an appropriate Borrowing.

     "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time during the period from the Closing Date to the Termination Date (or such earlier date as the L/C Commitments of all Banks shall terminate in accordance with the terms hereof) Issued or outstanding under Article III, each in an
                                                   -----------
amount not to exceed the amount set forth opposite such Bank's name on Schedule
                                                                       --------
2.1 under the heading "L/C Commitment", in an aggregate amount not to exceed on
---
any date the amount of $30,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.8 or changed as a result
                                              -----------
of one or more assignments under Section 11.8.

     "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

     "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

     "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" on Schedule 11.2, or such other office or
                                     -------------
offices as such Bank may from time to time notify the Companies and the Agent.

     "Letters of Credit" or "L/Cs" means any of the letters of credit issued pursuant to Article III.

     "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

                                       LIBOR
                         -----------------------------------
     LIBOR Rate =        1 - Eurocurrency Reserve Percentage

     The LIBOR Rate shall be adjusted automatically as to all LIBOR Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

     "LIBOR" means for any Interest Period with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/32nd of 1%) determined by the Agent as the rate at which deposits in Dollars in the approximate amount of Bank of America's LIBOR Rate Loan for such Interest Period would be offered by Bank of America (at such office as may be selected for such purpose by the Agent), to major banks in the offshore interbank eurocurrency market at their request at approximately 1l:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "LIBOR Rate Loan" means a Revolving Loan or Term Loan that bears interest based on the LIBOR Rate.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "Loan" means an extension of credit to a Company under Article II or
                                                            ----------
Article III, and may be a Revolving Loan, Swing Line Loan, Term Loan or L/C
-----------
Advance.

     "Loan Documents" means this Agreement, any Notes, the Support Documents, the Fee Letter, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection with the transactions contemplated by this Agreement.

     "Majority Banks" means (a) any time prior to the Termination Date (or such earlier date as the Commitments shall terminate in accordance with the terms hereof), or after the Termination Date (or such earlier date as the Commitments shall terminate in accordance with the terms hereof) if no Loans are outstanding, (i) Banks then holding greater than 50% of the Total Commitments and (ii) Banks then holding greater than 50% of the sum of the Revolving Commitments plus the L/C Commitments at such time, and (b) otherwise, (1) Banks then holding greater than 50% of the Loans and (2) Banks then holding greater than 50% of the sum of the Revolving Loans plus the L/C Obligations. For purposes of this definition, each Bank shall be deemed to hold its Pro Rata Share of all Swing Line Outstandings, unless it shall have failed to pay to Bank of America its Pro Rata Share thereof after demand therefor in accordance with the terms of Section 2.19, in which case the Pro Rata Share of such Bank in all
             ------------
Swing Line Outstandings shall be deemed to be held by Bank of America.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Danka PLC and its Subsidiaries taken as a whole, (b) a material impairment of the ability of any Company or any Subsidiary to perform under any Loan Document or to avoid or cure, as applicable, any Event of Default, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Company or any Subsidiary of any Loan Document; provided, however, in case of any event,
                                 --------  -------
condition or occurrence described in clause (b) or (c) which affects one or more Subsidiaries other than any Company, if (x) immediately upon becoming aware of such event, condition or occurrence but in any event within 10 Business Days of such event, condition or occurrence, the Companies shall cause a Responsible Officer to notify the Agent in writing of the date and details of such event, condition or occurrence and (y) within 10 Business Days of such event, condition or occurrence the Companies shall either (1) cause such event, condition or occurrence to be remedied in such manner so that no impairment or adverse effect described in clause (b) or (c) shall remain in existence or (2) deliver to the Agent such additional duly authorized and executed Guaranties of other Subsidiaries (and related duly authorized and executed Pledge Agreements or supplements to existing Pledge Agreements) and related documents as described in the first sentence of Section 7.8 so that, after giving effect to such
                      -----------
additional Guaranties and Pledge Agreements (or supplements), any impairment or adverse effect described in clause (b) or (c) shall not affect in any manner the obligations and liabilities of, or the Loan Documents executed by, the Companies and the Guarantors to which are collectively attributable not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries at the end of the most recently ended fiscal year, then upon the compliance with clauses (x) and (y) above, a Material Adverse Effect shall not be deemed to have occurred.

     "Minimum Tranche" means in respect of Loans (other than Swing Line Loans) comprising part of the same Borrowing, or to be continued under Section 2.4,
                                                                -----------
$4,000,000 or any multiple of $1,000,000 in excess thereof, or, in the case of Revolving Borrowings, the aggregate amount of the then unused Revolving Commitments.

     "Multiemployer Plan" means a "multiemployer plan", within the meaning of
Section 4001 (a) (3) of ERISA, to which any Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "Net Equity Proceeds" means with respect to the issuance and sale of any equity instruments the proceeds from such issuance and sale less any transaction costs.

     "Net Issuance Proceeds" means with respect to the issuance and sale of any Indebtedness of Danka PLC or any Subsidiary, the principal amount of such Indebtedness, less any costs of issuance and any original issue discount.

         "Net Proceeds" means, with respect to the sale, lease, transfer or other disposition of assets of Danka PLC or any Subsidiary or affiliate thereof (including sales of equity interests in a Subsidiary or other affiliate of Danka PLC or any Subsidiary to a person other than Danka PLC or its Subsidiaries but excluding (i) sales of Inventory in the ordinary course of business and (ii) other sales, leases, transfers or other dispositions of assets having a fair market value of less than $10,000), the cash proceeds from such sale plus the fair market value of all non-cash proceeds, if any, from such sale, less the reasonable expenses of such sale, and taxes actually paid or payable as a result of such sale and any secured Indebtedness required to be repaid in connection with such sale.

          "Notes" means the Revolving Loan Notes, Term Loan Notes and Swing Line Note.

          "Obligations" means, collectively, all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Company to any Bank, the Agent, or any Indemnified Person, or arising under any Swap Contract or treasury services contract between any Company and any Bank or the Agent, in any case, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, memorandum of association, articles of association, the bylaws, or other similar organizational documents, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation adopting, supplementing or modifying any of the foregoing and, for any entity other than a corporation, the equivalent of the foregoing, including the partnership agreement (or comparable agreement) of any partnership.

          "Original Credit Agreement" has the meaning specified in the Recitals.

          "Originating Bank" has the meaning specified in Section 11.8(d).
                                                          ---------------

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in Section 11.8(d).
                                                     ---------------
          "Participating Shares" means the 6.50% Senior Convertible Participating Shares of Danka PLC, which are convertible into ordinary shares, nominal value 1.25 pence per share, of Danka PLC and are issued pursuant to the Subscription Agreement and any other reasonably similar equity interests issued by Danka PLC from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which either Company sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Company sponsors or maintains or to which a Company makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of persons who are not U.S. residents.

          "Pledge Agreements" means, collectively, the pledge agreements of certain Companies and Guarantors, which Companies and Guarantors as of the Closing Date are described in Schedule IV, in form reasonably satisfactory to
                              -----------
the Agent and the Banks pursuant to which there is pledged to the Agent for the benefit of the Banks all of the ownership interest in (i) Dankalux Sarl, (ii) Danka Luxembourg Sarl, (iii) each Subsidiary (other than Inactive Subsidiaries, Subsidiaries separately listed in Schedule IV and Included Country Holding
                                  -----------
Companies the equity interests in which are owned by Dankalux Sarl) operating in each Included Country, and (iv) such other Subsidiaries as may be required by
Section 7.8.
-----------

          "Pro Rata Share" means:
           --------------

          (a) with respect to a Bank's obligation to make Revolving Loans and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolving Commitment being reduced to zero, the percentage obtained by dividing (x) such Bank's Revolving Commitment, by (y) the aggregate Revolving Commitments of all Banks, and (ii) from and after the time that the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (x) the aggregate outstanding principal amount of such Bank's Revolving Loans by (y) the aggregate outstanding principal amount of all Revolving Loans,

          (b) with respect to a Bank's obligation to participate in Letters of Credit, to reimburse the Issuing Bank, and to receive payments of fees or share in any reimbursements or recoveries with respect thereto, (i) prior to the L/C Commitment being reduced to zero, the percentage obtained by dividing (x) such Bank's L/C Commitment, by (y) the aggregate L/C Commitments of all Banks, and
(ii) from and after the time that the L/C Commitment has been terminated or reduced to zero, the percentage determined in accordance with clause (b)(i) above most recently in effect, giving effect to any assignments,

          (c) with respect to a Bank's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (x) such Bank's Term Loan Commitment, by (y) the aggregate amount of all Banks' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (x) the outstanding principal amount of such Bank's Term Loans by (y) the aggregate outstanding principal amount of all Term Loans, and

          (d) with respect to all other matters, the percentage obtained by dividing (i) such Bank's Revolving Commitment plus such Bank's L/C Commitment
                                              ----
plus the outstanding principal amount of such Bank's Term Loans, by (ii) the
----
aggregate amount of Revolving Commitments of all Banks plus the aggregate
                                                       ----
amount of L/C Commitments of all Banks plus the outstanding principal amount of
                                       ----
all Term Loans; provided, however, that, in each case, in the event the Revolving Commitments or the L/C Commitments have been terminated or reduced to zero, Pro Rata Share shall be calculated using the alternative calculation methodologies described in clauses (a) and (b) above, as the case may be.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "Receivables Advance Percentage" means 85%.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or final, nonappealable determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, with respect to any Company, the principal executive officers or the president or equivalent representatives of such Company, or any other officer or equivalent representative having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Company, or any other officer or representative having substantially the same authority and responsibility.

          "Restricted Subsidiaries" means, collectively, the Subsidiaries listed on Schedule VIII.
   -------------

          "Revolving Borrowing" means a Borrowing hereunder consisting of Revolving Loans made on the same day by the Banks ratably according to their respective Pro Rata shares.

          "Revolving Commitment", as to each Bank, has the meaning specified in
Section 2.1(a).
--------------

         "Revolving Loan" has the meaning specified in Section 2.1(a) and may be
                                                       --------------
a LIBOR Rate Loan or Base Rate Loan (each a "Type" of Revolving Loan).

         "Revolving Loan Note" means a note substantially in the form of Exhibit
                                                                         -------
F and delivered to a Bank pursuant to Section 2.2.
-                                     -----------

         "Revolving Loan Outstandings" means the sum of outstanding principal amounts of Revolving Loans and Swing Line Outstandings.

         "Same Day Funds" means immediately available funds.

         "Security Agreement" means that certain Security Agreement dated as of October 20, 1998 among Danka Holding, the other Grantors named therein and the Agent.

         "Security Agreements" means, collectively, the Security Agreement and the security agreements and related agreements of certain Companies and Guarantors operating in the United States or in the countries as to which security agreements or other arrangements referred to in Section 7.15 are requested by the Steering Committee, in form reasonably satisfactory to the Agent and the Banks pursuant to which a lien or security interest in the assets of such entities shall be granted to the Agent for the benefit of the Banks.

         "Senior Subordinated Notes" means the Zero-Coupon Senior Subordinated Notes due 2004 of Danka PLC.

         "Steering Committee" means the Steering Committee of the Banks as the same may be constituted from time to time.

         "Stock Pledge Agreement" means that certain Stock Pledge Agreement dated as of October 20, 1998, by Danka Holding in favor of the Agent.

         "Stock Pledge Agreement Supplement" means that certain Stock Pledge Agreement Supplement dated as of October 20, 1998, by Danka Holding in favor of the Agent.

         "Subordinated Notes" means the 10% Subordinated Notes due 2008 of Danka PLC.

         "Subordinated Indebtedness" means collectively (i) the Subordinated Notes, (ii) the Senior Subordinated Notes, (iii) the $200,000,000 6.75% Convertible Subordinated Notes due 2002 of Danka PLC, and (iv) other Indebtedness of a Company subordinated to the Obligations in form and substance (including terms and conditions) satisfactory to the Majority Banks, it being understood that the Subordination Agreement in the form attached hereto as Exhibit G is so satisfactory.
---------

         "Subscription Agreement" means the Subscription Agreement, dated as of November 2, 1999, between Danka PLC and Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking Partners II C.V., a limited partnership organized and existing under the laws of The Netherlands, and 55/th/ Street Partners II L.P., a Delaware limited partnership.

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Danka PLC.

          "Support Documents" means, collectively, (i) the Guaranties, Security Agreements and Pledge Agreements and all other guaranties, security agreements and pledges, and other instruments or agreements in favor of the Banks or the Agent for the benefit of the Banks now or hereafter delivered by the applicable Company, Guarantor or other Subsidiary to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all documents now or hereafter filed under applicable law by the applicable Company, Guarantor or other Subsidiary in favor of the Banks or the Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the applicable Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

         "Swing Line" means the revolving line of credit specified by Bank of America in favor of the Companies pursuant to Section 2.19.
                                              ------------

         "Swing Line Borrowing" means a Borrowing under the Swing Line.

          "Swing Line Borrowing Notice" means a notice substantially in the form of Exhibit L.
   ---------

          "Swing Line Loans" means loans made by Bank of America to the Companies pursuant to Section 2.19.
                      ------------

          "Swing Line Note" means the promissory note of the Companies evidencing Swing Line Loans executed and delivered to Bank of America as provided in Section 2.19 substantially in the form of Exhibit M.
            ------------                              ---------

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

          "Swing Line Participation" means, with respect to any Bank (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Bank in the liability owed to Bank of America in respect of such Swing Line Loan.

          "Syndicated Borrowing" means either or both a Revolving Borrowing or a Term Borrowing.

          "Syndicated Loan" means either or both a Revolving Loan or a Term
Loan.

          "Tax Retention Operating Leases" means those certain tax retention operating lease agreements among certain Subsidiaries of Danka PLC and the lenders party thereto.

          "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office for purposes of this Agreement.

          "Term Borrowing" means a Borrowing hereunder consisting of Term Loans made on the Closing Date by the Banks ratably according to their respective Pro Rata Shares.

          "Term Loan" has the meaning specified in Section 2.1(b) and may be a
                                                   --------------
LIBOR Rate Loan or a Base Rate Loan (each a "Type" of Term Loan).

          "Term Loan Commitment", as to each Bank, has the meaning specified in
Section 2.1 (b).
---------------

          "Term Loan Note" means a note substantially in the form of Exhibit H
                                                                     ---------
and delivered to each Bank pursuant to Section 2.2.
                                       -----------

          "Term Loan Outstandings" means the sum of the outstanding principal amount of Term Loans.

               "Termination Date" means the earlier to occur of;

               (a)  March 31, 2004;

               (b) one Business Day prior to the maturity (whichever is earlier) of either the Senior Subordinated Notes or the Subordinated Notes;

               (c)  (i)   in the case of Revolving Loans and Swing Line Loans,
          the date on which the Revolving Commitments terminate and all the monetary Obligations, other than Obligations arising in respect of Term Loans and L/Cs (and obligations in the nature of continuing indemnities or for fees and disbursements of third parties not yet invoiced to an obligor), have been paid in full in accordance with the provisions of this Agreement; and

                    (ii) in the case of Letters of Credit, the date on which the L/C Commitments terminate and all the monetary Obligations, other than Obligations arising in respect of Term Loans and Revolving Loans (and obligations in the nature of continuing indemnities or for fees and disbursements of third parties not yet invoiced to an obligor), have been paid in full in accordance with the provisions of this Agreement.

               "Total Commitment" means, as of any date of determination, the aggregate of all of the Banks' Revolving Commitments, Term Loan Commitments (or, on each day after the Closing Date, the aggregate Term Loan Outstandings) and L/C Commitments.

               "Type" has the meaning specified in the definition of "Revolving Loan" and "Term Loan".

               "UCC" means the New York Uniform Commercial Code, as in effect from time to time.

               "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001 (a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding that Plan pursuant to Section 412 of the Code for the applicable plan year.

               "United States" and "U.S." each means the United States of America.

          1.2  Other Interpretive Provisions.
               -----------------------------

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Article, subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)  (i)    The term "documents" includes any and all instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (iv)   The term "property" means Property.

               (v) The term "Charlotte time" means the time of day as of any determination thereof in Charlotte, North Carolina.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          1.3  Accounting Principles.
               ---------------------

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied as utilized by the Companies. If any change after the Closing Date in GAAP as in effect on the Closing Date shall result in a change in any calculation required to determine compliance with any provision contained in this Agreement, the Companies and the Majority Banks will negotiate in good faith to amend such provision in a manner to reflect such change such that the determination of compliance with such provision shall yield the same substantive result as would have been obtained prior to such change in GAAP. Until such an amendment is entered into, covenants shall be calculated in accordance with GAAP as in effect immediately preceding such change.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Companies.

                                  ARTICLE II

                                  THE CREDITS

          2.1  Amounts and Terms of Commitments; Joint and Several Liability.
               -------------------------------------------------------------

          (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to Danka PLC, Danka Holding or Dankalux (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date (or such earlier date as the Revolving Commitments of all Banks shall terminate in accordance with the terms hereof), in an aggregate principal amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 under the heading "Revolving Commitment" (such
                    ------------
amount as the same may be reduced under Section 2.8 or 2.10 or changed as a
                                        -------------------
result of one or more assignments under Section 11.8, such Bank's "Revolving Commitment"); provided, however, that, after giving effect to any Revolving
              --------  -------
Borrowings and Swing Line Outstandings, the aggregate principal amount of all Revolving Loan Outstandings shall not at any time exceed the lesser of (a) the combined Revolving Commitments and (b) the then applicable Borrowing Base. Each Revolving Loan will be made to Danka PLC, Danka Holding or Dankalux. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Companies may borrow under this Section 2.1(a), prepay
                                                       --------------
under Section 2.9 and reborrow under this Section 2.1 (a). In addition to the
      -----------                         ---------------
foregoing, the Companies shall prepay Revolving Loan Outstandings (in the following order: first, all Swing Line Outstandings; second, all Revolving Loans that are Base Rate Loans; and third, all Revolving Loans that are LIBOR Rate Loans) by the amount of cash required to be paid to the Agent (from the cash balances of Danka Holding and ,its Subsidiaries) under and pursuant to the Blocked Account Agreement, at the end of each Business Day; and amounts so repaid under this sentence may be reborrowed in accordance with the other provisions of this Section 2.1 or Section 2.19.
                   -----------    ------------

          (b) Each Bank severally agrees, on the terms and conditions set forth herein, to make loans (each such loan, a "Term Loan") on the Closing Date, to the Companies in an aggregate principal amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 under the heading "Term Loan
                                    ------------
Commitment" (such amount as the same may be reduced under Section 2.9 or changed
                                                          -----------
as a result of one or more assignments under Section 11.8, such Bank's "Term
                                             ------------
Loan Commitment"). All loans under the Original Credit Agreement in any foreign currency shall be converted to Dollar-denominated Syndicated Loans based on the currency conversion methodology set forth on Exhibit N.

          (c) Notwithstanding any other provision of this Agreement, each Company shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents. Such joint and several liability shall apply to each Company regardless of whether (i) any Loan was only requested by or made to another Company or the proceeds of any Loan were used only by another Company, (ii) any Letter of Credit was Issued on the application of another Company, (iii) any interest rate election was made only by another Company, or (iv) any indemnification obligation or any other obligation arose only as a result of the actions of another Company; provided the liability of each of the Companies other than Danka PLC under this Agreement, the Notes and the other Loan Documents shall be limited to the maximum amount of the Obligations for which such other

Company may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws. Each Company shall retain any right of contribution arising under applicable law against the other Companies as the result of the satisfaction of any Obligations; provided, no Company shall assert such right of contribution against any other Company until the Obligations shall have been paid in full.

     Without limiting the foregoing provisions of this Section 2.1(c), each of
                                                       --------------
the Companies hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Company, whether owing to the Agent or any Bank. This guarantee constitutes a guaranty of payment and not of collection. The liability of each of the Companies other than Danka PLC under the immediately preceding two sentences shall be limited to the maximum amount for which such other Company may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws.

     It is the intention of the parties that with respect to each Company its obligations hereunder and under the other Loan Documents shall be absolute, unconditional and irrevocable irrespective of:

          (i) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document as to any other Company;

          (ii)  the failure of the Agent or any Bank

                    (A) to enforce any right or remedy against any other Company or any other Person (including any guarantor) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                    (B) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

          (iv) any reduction, limitation, impairment or termination of any Obligations with respect to any other Company or any other Person (including any guarantor) for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Company;

          (v) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by the Agent, any Bank or any holder of any Note securing any of the Obligations; or

          (vi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Company, any surety or any guarantor.

     Each Company agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by the Agent, any Bank, or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Company as though such payment had not been made.

     Each Company hereby expressly waives: (a) notice of each Bank's and the Agent's acceptance of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     No delay on any of the Banks' or the Agent's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Banks or the Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of the Agent or any of the Banks permitted hereunder shall in any way affect or impair any of their rights or any of their obligations to any of the Companies under this Agreement.

     2.2  Loan Accounts.
          -------------

     (a) The Loans made by each Bank (including Bank of America as provider of the Swing Line) and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more loan accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Companies and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit, expand or otherwise affect the obligations of the Companies hereunder.

     (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, in addition to loan accounts. Each such Bank may, at its option, endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by a Company with respect thereto. Each such Bank is irrevocably authorized by each Company to endorse its Note(s) and each Bank's record shall be prima facie evidence; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit, expand or otherwise affect the obligations of any Company hereunder or under any such Note to such Bank.

     2.3  Procedure for Syndicated Borrowing.
          ----------------------------------

     (a) Each Syndicated Borrowing shall be made upon the borrowing Company's irrevocable written notice delivered to the Agent in the form of an Irrevocable Notice of Borrowing (which notice must be received by the Agent prior to 1l:00 a.m. (Charlotte time) (i) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans and (ii) one Business Day prior to the requested Borrowing Date in the case of Base Rate Loans, specifying:

          (A)   the Company by which such Syndicated Borrowing is to be made;

          (B) whether such Syndicated Borrowing is a Revolving Borrowing or a Term Borrowing;

          (C) the amount of such Syndicated Borrowing, which shall be in an aggregate amount not less than the applicable Minimum Tranche;

          (D)   the requested Borrowing Date, which shall be a Business Day;

          (E) the Type of Syndicated Loans comprising such Syndicated Borrowing; and

          (F) in the case of a Syndicated Borrowing comprised of LIBOR Rate Loans, the duration of the Interest Period applicable to such Syndicated Borrowing included in such notice. If the Irrevocable Notice of Borrowing fails to specify the duration of the Interest Period for any Syndicated Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month.

     (b) Upon receipt of an Irrevocable Notice of Borrowing by the Agent, the Agent shall determine the availability of the Commitments hereunder as of the date of receipt by the Agent of such Irrevocable Notice of Borrowing. Upon receipt of such Irrevocable Notice of Borrowing, the Agent will promptly notify each Bank thereof at such Bank's respective applicable Lending Office and of the amount of such Bank's Pro Rata Share of such Borrowing.

     (c) Each Bank will make the amount of its Pro Rata Share of each Syndicated Borrowing available to the Agent for the account of the Company specified in the Irrevocable Notice of Borrowing at the Agent's Payment Office on the Borrowing Date requested by the applicable Company in Same Day Funds by 2:00 p.m. Charlotte time. The proceeds of all such Loans will then be made available to the Company specified in the Irrevocable Notice of Borrowing by the Agent in Same Day Funds by wire transfer in accordance with written instructions provided to the Agent by such Company of like funds as received by the Agent.

     (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than fifteen different Interest Periods in effect in respect of all Syndicated Loans.

     (e) In the event that the International Swing Line Obligations shall not have been satisfied in full by no later than 30 days following the Closing Date, either International Swing

Line Bank may request that the Agent make one or more Revolving Loans (the "ISB Requested Loan"), and the Companies shall be deemed to have requested such ISB Requested Loans, in an amount not in excess of the sum of (i) the outstanding principal amount of the International Swing Line Loans and all accrued and unpaid interest thereon (including any breakage or similar costs), which the International Swing Line Banks shall apply, if practicable, on the day received, to such International Swing Line Obligations, (ii) the unfunded amount of any guaranty or letter of credit issued pursuant to the International Swing Line Agreement, which the International Swing Line Banks shall hold as collateral security for the reimbursement obligations of the Companies with respect thereto and (iii) the unutilized amount of any International Swing Line Commitment not terminated pursuant to documents acceptable to the International Swing Line Banks, which the International Swing Line Banks shall hold as collateral security for International Swing Line Obligations in respect thereof. Upon the termination, expiration or cancellation of any of the letters of credit or guaranties referred to in clause (ii) above or the termination of any unutilized International Swing Line Commitment referred to in clause (iii) above, the International Swing Line Bank holding the cash collateral with respect thereto shall return to the Companies from the cash collateral so held, within three Business Days, an amount equal to the unfunded amount of such letter of credit, guaranty or unutilized amount of such International Swing Line Commitment. Until the earlier of (A) the International Swing Line Banks confirming to the Agent that the International Swing Line Obligations have been paid in full, that all letters of credit and guaranties issued under the International Swing Line Agreement have terminated, expired or been cancelled and that the International Swing Line Commitments have been terminated to the satisfaction of the International Swing Line Lenders and (B) the date which is 45 days after the Closing Date, the Agent shall establish a reserve against Revolving Loan availability in an amount equal to the International Swing Line Obligations (including the unfunded amount of any International Swing Line Commitments) at such time. As used in this subsection, "International Swing Line Commitments", "International Swing Line Loans" and "International Swing Line Obligations" have the meanings assigned to such terms in the International Swing Line Agreement.

          2.4    Conversion and Continuation Elections - Syndicated Loans.
                 --------------------------------------------------------

          (a) Each Company may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b) with respect to Syndicated Loans made to such
                   --------------
Company:

                 (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Rate Loans, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Syndicated Loans of any other Type; or

                 (ii) elect, as of the last day of the applicable Interest Period, to continue any Syndicated Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Syndicated Borrowing is reduced by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of such Company to continue such Syndicated Loans as, and convert such Syndicated Loans into, LIBOR Rate Loans shall terminate.

     (b) Each Company shall deliver an Irrevocable Notice of Borrowing to be received by the Agent not later than 11:00 am. (Charlotte time), with respect to Syndicated Loans made to such Company, (i) at least four Business Days in advance of the Conversion/Continuation Date for the conversion into or continuation of any LIBOR Rate Loan and (ii) on the same Business Day as the Conversion/Continuation Date for the conversion into a Base Rate Loan, specifying:

          (A)  the proposed Conversion/Continuation Date;

          (B) the aggregate amount of Syndicated Loans to be converted or continued;

          (C)  whether such Syndicated Loans are Revolving Loans or Term Loans;

          (D) the Type of Syndicated Loans resulting from the proposed conversion or continuation; and

          (E) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

     (c) If the Company that has borrowed LIBOR Rate Loans has failed to select a new Interest Period to be applicable to such LIBOR Rate Loans upon the expiration of any Interest Period applicable to such LIBOR Rate Loans on or prior to the third Business Day in advance of the expiration of the current Interest Period applicable thereto as provided in Section 2,4(b), or if any
                                                  --------------
Event of Default then exists, unless the Majority Banks otherwise agree, such Company shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

     (d)  Upon receipt of an Irrevocable Notice of Borrowing under Section
                                                                   -------
2.4(b), the Agent will promptly notice each Bank of its receipt and the contents
------
of such Irrevocable Notice of Borrowing, or, if no notice is provided by the applicable Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Syndicated Loans with respect to which the notice was given held by each Bank.

     (e) Unless the Majority Banks otherwise consent, (i) during the continuance of a Default a Company may not elect to have a Syndicated Loan converted into or continued as a LIBOR Rate Loan having an Interest Period longer than one month and (ii) during the continuance of an Event of Default, a Company may not elect to have a Syndicated Loan converted into or continued as a LIBOR Rate Loan.

     (f) After giving effect to any conversion or continuation of Syndicated Loans, unless the Agent shall otherwise consent, there may not be more than fifteen different Interest Periods in effect for all Syndicated Loans.

     2.5  [Intentionally Omitted].

          2.6  [Intentionally Omitted].

          2.7  [Intentionally Omitted].

          2.8  Voluntary Termination or Reduction of Revolving Commitments or
               --------------------------------------------------------------
L/C Commitments. The Companies, acting jointly, may, upon not less than five
---------------
Business Days' prior notice to the Agent, permanently terminate the Revolving Commitments or the L/C Commitments, or permanently reduce the Revolving Commitments or the L/C Commitments by (a) an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof or (b) such other amount as represents the entire unused amount of Revolving Commitments or the L/C Commitments; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, the principal amount of the Revolving Loans and Swing Line Outstandings would exceed the amount of the combined Revolving Commitments then in effect, or the amount of L/C Obligations then outstanding would exceed the amount of the L/C Commitments then in effect (as the case may be). Once reduced in accordance with this Section, the Revolving Commitments and L/C Commitments may not be increased. Any reduction of the Revolving Commitments or the L/C Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination. The Agent shall promptly notify each Bank of the Agent's receipt of and the contents of any notice received by it pursuant to this Section 2.8.
                                                               -----------

          2.9  Optional and Mandatory Prepayments; Mandatory Reductions of
               -----------------------------------------------------------
Commitments.
-----------

          (a)  Subject to Section 4.4, each Company may, at any time or from
                          -----------
time to time, upon notice to the Agent, ratably prepay Syndicated Loans or L/C Borrowings in whole or in part, in the Minimum Tranche. The Company prepaying such Loans shall deliver a notice of prepayment to be received by the Agent not later than 11:00 a.m. (Charlotte time) (i) at least three Business Days in advance of the prepayment date if the Syndicated Loans to be prepaid are LIBOR Rate Loans and (ii) on the prepayment date if the Syndicated Loans or L/C Borrowings to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Syndicated Loans or L/C Borrowings to be prepaid. Such notice shall not thereafter be revocable by the Companies and the Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Company, such Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section
                                                                     -------
4.4.
---

          (b) The Companies shall repay the Term Loans on the dates and in the amounts set forth on Schedule V.
                     ----------

          (c) The Companies shall repay the Revolving Loan Outstandings as provided in the last sentence of Section 2.1 (a).
                                 ---------------
          (d)  In addition to the required payments described in Section 2.9(b)
                                                                 --------------
and (c), the Companies shall make the following mandatory prepayments of the
-------
Obligations, reductions of
the Revolving Commitments and the L/C Commitments and the Cash Collateralization of the L/C Obligations, to be applied as provided in Section 2.10, each such
                                                     ------------
payment to be made to the Agent for the benefit of the Banks within the time period specified below:

          (i) the Companies shall prepay an amount equal to 90% of Net Proceeds, each such prepayment or other reduction to be made within 30 days of receipt of such proceeds; a Company shall give not less than five (5) Business Days written notice to the Agent of such prepayment, which notice shall include a certificate of a Responsible Officer of Danka PLC setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment or other reduction;

          (ii) an amount equal to 100% of the Net Issuance Proceeds in connection with any issuance of Indebtedness other than Indebtedness permitted to be outstanding pursuant to Section 8.13 (it being understood
                                             ------------
     that any such issuance shall be subject to receiving the consent of the Majority Banks), each such prepayment shall be made within 30 days of receipt of such proceeds;

          (iii) an amount equal to 100% of any Net Equity Proceeds, each such prepayment to be made within 30 days of receipt of such proceeds;

          (iv) in the event that Danka PLC or any of its Subsidiaries shall receive any foreign or United States federal or state tax refunds in an amount (for each individual tax refund or series of related tax refunds) of at least $100,000, an amount equal to 100% of the amount of such tax refunds, each such prepayment to be made within 30 days of receipt of such amounts; and

          (v) an amount equal to fifty percent (50%) of the Excess Cash Flow for each fiscal year ended March 31, beginning with the year ended March 31, 2002, such prepayment to be made no later than June 30/th/ of each year.

     (e)  Any prepayment under this Section 2.9 shall be made together with any
                                    -----------
amounts required to be paid in connection with such prepayment under Section
                                                                     -------
4.4.
---

     2.10 Application of Prepayments or Reduction in Commitments. Any mandatory
          ------------------------------------------------------
prepayment or reduction in Commitments pursuant to Section 2.9 shall be applied
                                                   -----------
as follows:

     (a) first, to the repayment of Revolving Loans to the extent required so that after giving effect to such prepayment, the aggregate principal amount of all Revolving Loans will not exceed the then applicable Borrowing Base; and then

     (b) second, to the prepayment of the Term Loan Outstandings by application to the unpaid installments of the Term Loans set forth on Schedule V in inverse
                                                          ----------
order of maturity; and then

     (c) third, in the event that there are no Term Loan Outstandings, then the aggregate amount of Revolving Commitments shall be reduced by (and the Revolving Commitments of each Bank shall be correspondingly reduced by its Pro Rata share
of) the amount of any excess funds remaining after application aforesaid, and the Companies shall cause Revolving Loan

Outstandings to be repaid so that after giving effect to such reduction, the amount of Revolving Loan Outstandings shall not exceed the Revolving Commitments; and then

     (d) fourth, to the payment of the L/C Borrowings and the payment or Cash Collateralization of the L/C Obligations; and finally

     (e)  fifth, to the payment of any other outstanding Obligations.

     2.11 [Intentionally Omitted]

     2.12 Repayment. The Companies shall repay to the Banks on the Termination
          ---------
Date the aggregate principal amount of Loans outstanding on such date, plus any other outstanding Obligations.

     2.13 Interest.
          --------

     (a) Each Syndicated Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate or the Base Rate, as the case may be (and subject to the Companies' right to convert to other Types of Loans under Section 2.4) plus the
                                                          -----------
Applicable Margin.

     (b) All accrued interest on each Syndicated Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.9 for the portion of the Loans so prepaid
                          -----------
and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

     (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, interest shall accrue (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans.

     (d) Anything herein to the contrary notwithstanding, the obligations of the Companies to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Companies shall pay such Bank interest at the highest rate permitted by applicable law.

     2.14 Fees.
          ----

     (a)  Agency Fees. The Companies jointly and severally shall pay the fees to
          -----------
the Agent, as required by the letter agreement (the "Fee Letter") between each Company and the Agent dated the Closing Date, as amended or supplemented from time to time, or as may otherwise be agreed to in a separate writing or writings executed by the Companies.

     (b)  Initial Fee. The Companies shall pay to the Agent on the Closing Date,
          -----------
for the ratable benefit of the Banks, a fee equal to 3.50% of the Total Commitments.

     (c)  First Anniversary Fee. The Companies shall, on June 30, 2002, pay to
          ---------------------
the Agent, for the ratable benefit of the Banks, a fee equal to 1.50% of the Total Commitments on such date.

     (d)  Second Anniversary Fee. The Companies shall, on June 30, 2003, pay to
          ----------------------
the Agent, for the ratable benefit of the Banks, a fee equal to 4.00% of the Total Commitments on such date.

     (e)  Commitment Fees. The Companies jointly and severally shall pay to the
          ---------------
Agent for the account of each Bank a commitment fee on the sum of the average daily unused portion of such Bank's Revolving Commitment computed on a monthly basis in arrears on the last Business Day of each calendar month based upon the daily utilization of the Revolving Commitment by Revolving Loans for that month as calculated by the Agent, equal to 0.50% per annum. Swing Line Loans shall not be deemed to be outstanding for purposes of calculating fees under this Section
                                                                        -------
2.14. Such commitment fee shall accrue from the date hereof to the Termination
----
Date and shall be due and payable monthly in arrears on the first Business Day of each month and on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.8 or Section 2.9, the
                                              -----------    -----------
accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following monthly payment being calculated on the basis of the period from such reduction or termination date to such monthly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are
                                                                   ---------
not met.

     2.15 Computation of Fees and Interest.
          --------------------------------

     (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Each determination of an interest rate by the Agent shall be conclusive and binding on each Company and the Banks in the absence of manifest error.

     2.16 Payments by the Companies.
          -------------------------

     (a) Except as otherwise expressly provided herein, all payments by any Company shall be made to the Agent for the account of the Banks or the Agent, as the case may be, at the Agent's Payment Office in Dollars in Same Day Funds, no later than 2:00 p.m. (Charlotte time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such amounts, in like funds as received. Any payment which is received by the Agent later than 2:00 p.m. (Charlotte time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

     (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (c) Unless the Agent receives notice from a Company prior to the date on which any payment is due to the Banks that such Company will not make such payment in full as and when required, the Agent may assume that such Company has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent a Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate as determined by the Agent, for each day from the date such amount is distributed to such Bank until the date repaid.

     2.17 Payments by the Banks to the Agent.
          ----------------------------------

     (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Syndicated Borrowing, after the Closing Date, at least two Business Days prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the applicable Company the amount of that Bank's Pro Rata Share of such Syndicated Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in Same Day Funds on such Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the applicable Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate plus any administrative fee charged by the Agent. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section 2.17(a) shall be conclusive, absent manifest error. If such
           ---------------
amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the applicable Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the applicable Borrowing Date, the Agent will notify each Company of such failure to fund and, upon demand by the Agent, the Companies shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Syndicated Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

     (b) The failure of any Bank to make any Syndicated Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Syndicated Loan on such Borrowing Date, but neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.18 Sharing of Payments Etc. If, other than as expressly provided
          ------------------------
elsewhere herein, any Bank shall obtain on account of the Syndicated Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Syndicated Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     2.19 Swing Line.
          ----------

     (a)  Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Commitments in an efficient manner and to minimize the transfer of funds between the Agent and each Bank, Bank of America shall make available Swing Line Loans in Dollars to each of the Companies, jointly and severally, from the Closing Date to the Termination Date (or such earlier date as the Revolving Commitments of all Banks shall have terminated in accordance with the terms hereof). Bank of America shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the Companies are not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings would exceed $15,000,000, or (iii) if after giving effect to such Swing Line Loan, to the actual knowledge of Bank of America the Revolving Loan Outstandings would exceed the aggregate Revolving Commitments. The Companies may borrow, repay and reborrow under this Section 2.19. Unless notified to the contrary by Bank of
                    ------------
America, borrowings under the Swing Line shall be made in integral multiples of $100,000, upon written request by telefacsimile transmission, effective upon receipt, by a Responsible Officer made to Bank of America not later than
3:00 P.M. on the Business Day of the requested borrowing. Each such Swing Line Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit L, with appropriate insertions.
                                       ---------
Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If any Company instructs Bank of America to debit any demand deposit account of such Company in the amount of any payment with respect to a Swing Line Loan, or Bank of America otherwise receives repayment, after 3:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

     (b) Swing Line Loans shall bear interest at the Base Rate plus the Applicable Margin or at such other rate or rates as the applicable Company and Bank of America may agree from time to time, the interest payable on Swing Line Loans is solely for the account of Bank of

America, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in this Article II (except as
                                                        ----------
Bank of America and the applicable Company may otherwise agree in connection with any particular Swing Line Loan). The Swing Line Loans shall be evidenced by the Swing Line Note.

     (c)  Upon the making of a Swing Line Loan in accordance with this
Section 2.19, each Bank having a Revolving Commitment shall be deemed to have
------------
purchased from Bank of America a Swing Line Participation therein in an amount equal to that Bank's Pro Rata Share of such Swing Line Loan. For purposes of
Section 2.1(a), each Swing Line Loan shall be deemed to utilize the Revolving
--------------
Commitment of each Bank by an amount equal to its Pro Rata Share of such Loan. Upon demand made by Bank of America, each Bank having a Revolving Commitment shall, according to its Pro Rata Share of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Swing Line Participation. Any such payment made by a Bank pursuant to demand of Bank of America of the purchase price of its Swing Line Participation shall be deemed
(i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Loan under Section 2.1(a) until the Companies convert such Base Rate
                     --------------
Loan in accordance with the terms of Section 2.4, and (ii) in all other cases,
                                     -----------
the funding by each Bank of the purchase price of its Swing Line Participation in such Swing Line Loan. The obligation of each Bank having a Revolving Commitment to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Upon (and only upon) receipt by Bank of America of funds from the Companies in repayment of principal of or interest on Swing Line Loans with respect to which any Bank has funded the purchase of its participation in accordance with clause (ii) of the fourth sentence of this Section 2.19(c), Bank of America will promptly pay over to the
                 ---------------
Agent (in the kind of funds so received or applied) for the account of each such Bank (other than Bank of America) in accordance with their Pro Rata Shares the aggregate amount of such payment as shall equal the aggregate amount of the Pro Rata Shares of such payment of each such Bank (other than Bank of America).

     The Companies, at their option and subject to the terms hereof, may request a Revolving Borrowing pursuant to Section 2.1(a) in an amount sufficient to
                                  --------------
repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Borrowing to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of such Borrowing in immediately available funds in the manner directed by the Companies. The Swing Line shall continue in effect until the Termination Date (or such earlier date as the Revolving Commitments of all Banks shall have terminated in accordance with the terms hereof), at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                  ARTICLE III

                             THE LETTERS OF CREDIT

     3.1  The Letter of Credit Facilities.
          -------------------------------

     (a)  L/C. On the terms and conditions set forth herein (i) the Issuing Bank
          ---
agrees (A) from time to time on any Business Day during the period from the Closing Date to the

Termination Date (or such earlier date as the L/C Commitments of all Banks shall have terminated in accordance with the terms hereof) to Issue L/Cs for the account of a Company, and to amend or renew L/Cs previously issued by it, in accordance with Sections 3.2(c) and 3.2(d), and (B) to honor drafts drawn under
                --------------------------
and in strict compliance with the terms and conditions of L/Cs; and (ii) the Banks severally agree to participate in L/Cs Issued for the account of a Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any L/C if, as of the date of Issuance of such L/C (the "Issuance Date") (1) the L/C Outstandings exceeds or would exceed the L/C Commitments, or (2) the Effective Amount of L/C Obligations exceeds or would exceed the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, a Company's ability to obtain L/Cs shall be fully revolving and, accordingly, a Company may, during the foregoing period, obtain L/Cs to replace L/Cs which have expired or which have been drawn upon and reimbursed. On the Closing Date, all of the letters of credit outstanding under the Original Credit Agreement shall automatically be deemed to be outstanding under this Agreement and all amounts to be determined with respect to the Dutch Guilder Letter of Credit included in such letters of credit (including the outstanding amount thereof, amounts drawn thereunder and fees in connection therewith) shall be converted into Dollars for all purposes of this Agreement based on the currency conversion methodology set forth on Exhibit N.

     (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

          (ii) the Issuing Bank has received written notice from any Bank, the Agent or a Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;
                                        ---------

          (iii) the expiry date of any requested Letter of Credit is more than one year after the date of Issuance, is after the Termination Date, or, in the case of a commercial Letter of Credit, is less than 25 days prior to the Termination Date;

          (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

          (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

          (vi) such Letter of Credit is in a face amount less than $l,000,000 (or such other lesser amount as agreed to by the Issuing Bank) or denominated in a currency other than Dollars.

     3.2  Issuance, Amendment and Renewal of Letters of Credit.
          ----------------------------------------------------

     (a) Each L/C shall be Issued upon the irrevocable written request of a Company and Danka PLC, respectively, received by the Issuing Bank three Business Days prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Company on the application of which such Letter of Credit is being Issued; (ii) the proposed date of Issuance of such Letter of Credit (which shall be a Business Day); (iii) the face amount of such Letter of Credit; (iv) the expiry date of such Letter of Credit; (v) the name and address of the beneficiary thereof; (vi) the documents to be presented by the beneficiary of such Letter of Credit in case of any drawing thereunder;
(vii) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (viii) such other matters as the Issuing Bank may reasonably require.

     (b) Two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank shall confirm with the Agent the availability of the L/C Commitments with respect to such Issuance and that the conditions specified in
Article V have been satisfied. Subject to the terms and conditions hereof, the
---------
Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of the applicable Company in accordance with the Issuing Bank's usual and customary business practices.

     (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date (or such earlier date as the L/C Commitments of all Banks which have L/C Commitments shall have terminated in accordance with the terms hereof), the Issuing Bank shall, upon the written request of a Company (with a copy sent to the Agent) three Business Days prior to the proposed date of amendment, amend any L/C Issued by it. Each such request for amendment of a Letter of Credit shall be made in writing in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the L/C to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any L/C if: (A) the Issuing Bank would have no obligation at such time to Issue such L/C in its amended form under the terms of this Agreement; or (B) the beneficiary of such L/C does not accept the proposed amendment to such L/C. The Agent will promptly not the Banks which have L/C Commitments of a request of Issuance or renewal or amendment of a Letter of Credit.

     (d) The Issuing Bank and the Banks which have L/C Commitments agree that, while a Letter of Credit is outstanding and prior to the Termination Date (or such earlier date as the L/C Commitments of all Banks which have L/C Commitments shall have terminated in accordance with the terms hereof), the Issuing Bank shall be entitled to authorize the automatic renewal of any L/C Issued by it unless (A) the Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit; or (C) the Issuing Bank receives written request from a Company (with a copy sent to the Agent) three Business Days prior to the proposed date of notification of non-renewal, not to renew any Letter of Credit. Each such request for non-renewal of a Letter of Credit shall be made in writing and shall specify (i) the Letter of Credit number; (ii) the beneficiary's name; and (iii) that the Issuing Bank is instructed to notify the beneficiary of non-renewal.

     (e) The Issuing Bank shall deliver to the Agent any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

     (f) This Agreement shall control in the event (and to the extent) of any conflict with any L/C-Related Document (other than any Letter of Credit).

     (g) The Issuing Bank will also deliver to the Agent, concurrently with or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     (h) The Agent shall furnish to each Bank having an L/C Commitment quarterly a summary of outstanding Letters of Credit.

     3.3  Risk Participations, Drawings and Reimbursements.
          ------------------------------------------------

     (a) Immediately upon the Issuance of each Letter of Credit, each Bank having an L/C Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

     (b) In the event of any drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Agent and the Companies of the request and of the day on which the Issuing Bank is to pay the beneficiary (which payment date is not to be less than one day later). The Companies jointly and severally agree to reimburse the Issuing Bank prior to 1l:00 a.m. (Charlotte time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Companies fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 1l:00 a.m. (Charlotte time) on the Honor Date, the Issuing Bank will promptly notify the Agent who will in turn promptly notify each Bank. Unless notified by the Companies to convert an unreimbursed drawing into Revolving Loans or, if the Companies request a conversion of an unreimbursed drawing into Revolving Loans but the unreimbursed drawing is not converted because of the Companies' failure to satisfy the conditions set forth in Section
                                                                         -------
5.3, each Bank having an L/C Commitment will be deemed to be obligated to make
---
an L/C Advance in Dollars in the amount of each Bank's Pro Rata Share of such drawing and such L/C Advances shall bear interest at a rate per annum equal to the Base Rate plus 4% per annum. Any notice given by the Issuing Bank or the Agent pursuant to this Section 3.3(b) may be oral if immediately confirmed in
                       --------------
writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (c) With respect to any unreimbursed drawing that the applicable Company requests be converted into a Revolving Loan and that satisfies the conditions set forth in Section 5.3, each Bank having a Revolving Commitment shall upon any
             -----------
notice make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of such drawing, whereupon the participating Banks shall each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of such drawing by no later than 2:00 p.m. (Charlotte time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent shall promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.
                                                                 -----------

     (d) Provided that the Issuing Bank has paid a drawing under a Letter of Credit substantially in accordance with its terms, the obligation of each Bank having an L/C Commitment in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a
                                               -----------
drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Companies or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that if the conditions to making any Loan pursuant to
Section 5.3 shall not then be satisfied, each applicable Bank's payment of such
-----------
amount shall be deemed to constitute its payment of the purchase price for its participation in the applicable drawing under the applicable Letter of Credit.

     3.4  Repayment of Participations.
          ---------------------------

     (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Companies (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in such Letter of Credit pursuant to Section
                                                                        -------
3.3 or (ii) in payment of interest thereon, the Agent will pay to such Bank, in
---
the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

     (b) If the Agent or the Issuing Bank is required at any time to pay to the Companies, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Companies to the Agent for the account of the Issuing Bank pursuant to Section 3.4(a) and
                                                          --------------
paid to the Banks in reimbursement of a payment made under any Letter of Credit or interest thereon, each Bank having an L/C Commitment shall, on demand of the Agent, forthwith pay to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so paid by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are paid by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.5  Role of the Issuing Bank.
          ------------------------

     (a) Each Bank and the Companies agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the applicable Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

     (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Majority Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

     (c) The Companies hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
--------  -------
preclude the Companies' pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank (including the Banks), shall be liable or responsible for any of the matters described in clauses (i) through (vii) of
Section 3.6; provided, however, anything in such clauses to the contrary
-----------
notwithstanding, that the Companies may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Companies, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Companies which the Companies prove were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit except as a result of a court order after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or purporting to transfer a Letter of Credit or the rights or benefits thereunder or assigning the proceeds thereof, in whole or in part, in accordance with the terms of such Letter of Credit which may prove to be invalid or ineffective for any reason.

     3.6  Obligations Absolute. Provided that the Issuing Bank has paid a
          --------------------
drawing under a Letter of Credit substantially in accordance with its terms, the obligations of the Companies under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into any Revolving Loan or Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Related Document under all circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Companies in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents, which have been previously agreed to by the respective Company;

          (iii) the existence of any claim, set-off, defense or other right that the Companies may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that reasonably complies with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be (and providing reasonable evidence of its status as) a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Companies in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Companies or a guarantor.

          3.7  Cash Collateral Pledge. Upon the request of the Agent or the
               ----------------------
Majority Banks, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder which shall not have been repaid by the Companies, or (B) if, as of the Termination Date (or such earlier date as the L/C Commitments shall have terminated in accordance with the terms hereof), any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then the Companies shall immediately Cash Collateralize the L/C Obligations (which, in the case of clause (A) above, shall be equal to such L/C Borrowing) in an amount equal to such L/C Obligations. If any Letter of Credit expires without the application of such Cash Collateral in full, or if all L/C Borrowings with respect to any Letter of Credit have been paid in full by the Companies, then as long as there is no Event of Default in existence and so long as no such application shall be made within 25 days of the expiration of a Letter of Credit, the Agent shall return to the Companies any cash or deposit account balances that were used by the Companies to Cash Collateralize such Letters of Credit pursuant to this Section 3.7 and were not applied to L/C
                                   -----------
Borrowings.

          3.8  Letter of Credit Fees. (a) The Companies shall pay (i) to the
               ---------------------
Agent for the account of each of the Banks having an L/C Commitment a letter of credit fee equal to the Applicable Margin applicable to LIBOR Rate Loans and
(ii) to the Issuing Bank for its own account a fronting fee equal to 0.0625%, of the average daily maximum amount available to be drawn under the outstanding L/Cs computed on a monthly basis in arrears on the last Business Day of each calendar month based upon LCs outstanding for that month as calculated by the Agent. Such letter of credit fees and fronting fees shall be due and payable monthly in arrears on the first Business Day following the calendar month during which Letters of Credit are outstanding, commencing on the first such monthly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date). For purposes of calculating the fees payable under this Section 3.8(a),
                                                               --------------
any undrawn commercial Letters of Credit shall be considered outstanding and available to be drawn upon for 25 days after their expiry date.

          (b) The Companies shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

          3.9  Uniform Customs and Practice. The Uniform Customs and Practice
               ----------------------------
for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY

          4.1  Taxes.
               -----

          (a) Any and all payments by any Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes imposed in any jurisdiction from or through which a payment is made. In addition, the Companies shall pay all Other Taxes.

          (b) If any Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i) the sum payable by the Company in respect of which the relevant deduction or withholding is required shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)  such Company shall make such deductions and withholdings;

               (iii) such Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) such Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid or, with respect to a cost incurred after such interest is paid, on request of such Bank after such incurrence, further Taxes in the amount that the respective Bank determines in good faith as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Each Company agrees to indemnify and hold harmless each Bank or the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank determines in good faith as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; provided, that no Company shall be required to indemnify a Bank for any such liability which arose because of the failure of said Bank to make a payment for more than five days after such Bank became aware of the requirement to make such payment. Payment under this indemnification shall be made within 30 days after the date the applicable Bank or the Agent makes written demand therefor. Each Bank agrees to give notice within 30 days of becoming aware of any right to indemnification under this Section 4,l (c).
                                                          ---------------

          (d) Within 30 days after the date of any payment by any Company of Taxes, Other Taxes or Further Taxes, such Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (e) If a Company is required to pay any amount to any Bank or the Agent pursuant to Section 4.1 (b) or Section 4.1(c), then, upon request by
                  ---------------    --------------
such Company, such Bank or the Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank. Additionally such Bank shall use reasonable efforts to assist the Companies (for themselves and on behalf of each Guarantor) in securing any tax credits or refunds which may be available. If any tax credit or refund is available to any Bank, it will make timely application therefor and when received, send any such refund to the Companies or, as directed by the Companies to a Guarantor. The Agent or any Bank requesting indemnification under subsection (b) or (c) or under any Guarantee shall, at the request of a Company or a Guarantor, provide a detailed calculation in writing of the applicable amounts.

          4.2  Illegality.
               ----------

          (a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make any LIBOR Rate Loans, then, on notice thereof by such Bank to each Company through the Agent, any obligation of that Bank to make such LIBOR Rate Loans shall be suspended until such Bank notifies the Agent and each Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank reasonably determines or any Governmental Authority asserts that it is unlawful to maintain any LIBOR Rate Loan, the Companies shall, upon their receipt of notice of such determination and demand from such Bank (with a copy to the Agent), prepay in full such LIBOR Rate Loan of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period
               -----------
thereof, if such Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Rate Loan. If any LIBOR Rate Loan made to a Company is required to be so repaid, then concurrently with such prepayment, such Company may borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          4.3  Increased Costs and Reduction of Return.
               ---------------------------------------

          (a) If any Bank reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate

Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to Issue, Issuing or maintaining any Letter of Credit or of funding any drawing under any Letter of Credit, then the Companies shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs; provided, that no Company shall be obligated to reimburse any Bank for any cost incurred pursuant to this Section more than 30 days prior to notice to the Companies of the incurrence of such cost; except that if any change or compliance requirement described above shall have a retroactive application, the Companies shall be obligated to make such reimbursement with respect to such retroactive effect, if such Bank shall give the Companies notice thereof within 30 days of such Bank's having notice thereof. At the request of the Companies, any Bank claiming the right to payment under this subsection shall provide a detailed calculation of such payment to the requesting Company.

     (b) If any Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's or such corporation's desired return on capital) shall have determined that the rate of return on its or such controlling corporation's capital as a consequence of its Commitment or the Loans made or Letters of Credit Issued or participated in by such Bank is reduced to a level below that which such Bank or such controlling corporation could have achieved but for the occurrence of such circumstances, then, upon demand of such Bank to the Companies, the Companies shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such controlling corporation for such reduction in rate of return; provided, that the Companies shall not be obligated to reimburse any Bank for any reduction on the rate of return on capital pursuant to this Section realized more than 30 days prior to notice to the Companies of such reduction; except that if any change or compliance requirement described above shall have a retroactive application, the Companies shall be obligated to make such reimbursement with respect to such retroactive effect, if such Bank shall give the Companies notice thereof within 30 days of such Bank's having notice thereof. In calculating any amounts payable hereunder, each Bank shall use any reasonable method of allocation and attribution that it shall deem applicable.

     4.4  Funding Losses. The Companies shall reimburse each Bank and hold each
          --------------
Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

     (a) the failure of any Company to make on a timely basis any payment of principal of any LIBOR Rate Loan;

     (b) the failure of any Company to borrow, continue or convert a Loan after such Company has given (or is deemed to have given) an Irrevocable Notice of Borrowing;

          (c) the failure of any Company to make any prepayment in accordance with any notice delivered under Section 2.9;
                                -----------

          (d)  the prepayment (including pursuant to Section 2.9) or other
                                                     -----------
payment (including after acceleration thereof) of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e)  the conversion under Section 4.2 of any LIBOR Rate Loan to a Base
                                    -----------
Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Companies to the Banks under this Section and under Section 4.3(a), each LIBOR Rate Loan made by a Bank (and each related
      --------------
reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

          4.5  Inability to Determine Rates. If the Agent determines that for
               ----------------------------
any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LlBOR Rate Loan, or the Majority Banks determine that the LIBOR Rate applicable pursuant to
Section 2.13(a) for any requested Interest Period with respect to a proposed
---------------
LIBOR Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Companies and each Bank. Thereafter, the obligation of the Banks to make or convert into or continue LIBOR Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, each Company may revoke any Irrevocable Notice of Borrowing then submitted by it. If such Company does not revoke such Notice with respect to a Syndicated Loan, the Banks shall make, convert or continue the Syndicated Loans, as proposed by such Company, in the amount specified in the applicable notice submitted by such Company, but such Syndicated Loans shall be made, converted into or continued as Base Rate Loans instead of LIBOR Rate Loans.

          4.6  Replacement Banks. The Companies may, in their sole discretion,
               -----------------
on 10 Business Days' prior written notice to the Agent and a Bank (except in the case of the replacement of a Bank after notice from such Bank to the Companies pursuant to Section 4.3, in which case no prior notice from the Companies is
            -----------
required), cause such Bank to (and such Bank shall) assign, pursuant to Section
                                                                        -------
11.8, all of its rights and obligations under this Agreement to an Eligible
----
Assignee designated by the Companies which is willing to become a Bank for a purchase price equal to the outstanding principal amount of the Syndicated Loans payable to such Bank plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Bank's Commitment and any other amount payable to such Bank under this Agreement; provided, that any expenses or other amounts which would be owing to such Bank pursuant to any indemnification provision hereof (including, if applicable, Section 4.4) shall be payable by the
                                            -----------
Companies as if the Companies had prepaid the Loans of such Bank rather than such Bank having assigned its interest hereunder. The Companies or the Assignee shall pay the applicable processing fee under Section 11.8.
                                              ------------

          4.7  Mitigation. Each Bank agrees that, with reasonable promptness
               ----------
after the officer of such Bank responsible for administering the Loans of such Bank becomes aware that such Bank has become an affected Bank under Section 4.2,
                                                                    -----------
is entitled to receive payments under Section 4.3, or is or has become subject
                                      -----------
to U.S. or United Kingdom withholding taxes payable by any Company in respect of its Loans, it will, to the extent not inconsistent with any internal policy of such Bank or any applicable legal or regulatory restriction, (i) use all reasonable efforts to make, fund or maintain the Commitment of such Bank or the Loans of such Bank through another lending office of such Bank, or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would cause such Bank to be an affected Bank under Section 4.2 would cease to
                                                   -----------
exist, or the additional amounts which would otherwise be required to be paid to such Bank pursuant to Section 4.3 would be reduced, or such withholding taxes
                        -----------
would be reduced, and if the making, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitment or Loans or the interests of such Bank; provided that such Bank will
                                                   --------
not be obligated to utilize such other lending office pursuant to this Section
                                                                       -------
4.7 unless the Companies agree to pay all incremental expenses incurred by such
---
Bank as a result of utilizing such other lending office as described in clause
(i) above. A certificate as to the amount of any such expenses (setting forth in reasonable detail the basis for requesting such amount and the calculation thereof) submitted by such Bank to the Companies (with a copy to the Agent) shall be prima facie evidence of such expenses.

          4.8  Survival. The agreements and obligations of the Companies in this
               --------
Article IV shall survive the payment of all other Obligations and the
----------
termination of this Agreement.

                                   ARTICLE V

                             CONDITIONS PRECEDENT

     5.1  Conditions to Agreement. Other than with respect to Section 11.22
          -----------------------
(which shall become effective as provided therein), this Agreement shall become effective upon satisfaction of all of the following conditions to the Agent's satisfaction; provided, however, in the event that, notwithstanding the use of
              --------  -------
reasonable efforts by the Companies and their Subsidiaries, any of the conditions set forth in clauses (a) (ii) (with respect to Support Documents executed and delivered after the Closing Date), (iii), (iv) (other than subclause (1) thereof) and (vi) below shall not have been satisfied on or before the date that would otherwise constitute the Closing Date (but for the failure to have satisfied such conditions), a majority (in number) of the Banks on the Steering Committee may waive as conditions precedent such non-satisfied conditions on behalf of the Banks, and in lieu thereof the Companies shall be deemed to have covenanted and agreed to satisfy such non-satisfied conditions as soon as practicable, and in any event within 30 Business Days, after the Closing Date (or such later date as may be approved by a majority (in number) of the Banks on the Steering Committee):

     (a) delivery to the Agent (with a sufficient number of copies for each Bank), in form and substance satisfactory to the Agent and the Banks, of the following:

          (i) executed originals of each of this Agreement and each of the other Loan Documents, together with all schedules and exhibits thereto;

          (ii) Resolutions; Incumbency:
               -----------------------

                    (1) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Company (including such item or items relating to Dankalux Sarl as sole commandite of Dankalux) certified by its secretary or assistant secretary or other appropriate representative of such Company as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery and performance thereof;

                    (2) specimen signatures of officers or other appropriate representatives of each Company executing the Loan Documents on behalf of such Company (including such item or items relating to Dankalux Sarl as sole commandite of Dankalux), which signature, and the office and incumbency of such person, shall be certified by the appropriate representative of such Company;

                    (3) the charter documents and bylaws or deed of incorporation and articles of association or other organizational document of each Company (including such item or items relating to Dankalux Sarl as sole commandite of Dankalux) certified by the appropriate representative of such Company;

                    (4) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of each Subsidiary executing any Support Document, certified by its secretary or assistant secretary or other appropriate representative of such Subsidiary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery and performance thereof;

                    (5) specimen signatures of officers or other appropriate representatives of each Subsidiary executing any Support Document on behalf of such Subsidiary, which signatures, and the office and incumbency of such person, shall be certified by the appropriate representative of each such Subsidiary;

                    (6) the charter documents and bylaws or deed of incorporation and articles of association or other organizational documents of each Subsidiary executing any Support Document, certified by the appropriate representative of such Subsidiary;

         (iii) Pledge Agreements. The Pledge Agreements (or amendments thereto),
               -----------------
     together with the certificates or other evidence of ownership of the Subsidiaries pledged thereunder and such additional documents, including documents evidencing the perfection and priority of the Liens conferred under the Pledge Agreements, as the Agent and the Banks reasonably deem necessary with respect thereto;

         (iv)  Legal Opinions:
               --------------

                    (1) The favorable written opinion or opinions with respect to the Loan Documents and the respective transactions contemplated thereby of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Companies dated the Closing Date, addressed to the Agent, the Issuing Bank and the Banks and reasonably satisfactory to the Agent and the Banks;

                    (2) An opinion of Holland & Knight, counsel to Danka Holding and the U.S. Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (3) An opinion of Clifford Chance, counsel to Danka PLC, and special counsel to various Subsidiaries of Danka PLC located in the United Kingdom, Germany, France, Italy, Belgium, Spain and the Netherlands, addressed to the Agent, the Issuing Bank and the Banks as to certain matters relating to the DSI Sale and the transactions contemplated hereby and in form and content reasonably acceptable to the Agent and the Banks;

                    (4) An opinion of Grimaldi & Clifford Chance, counsel to the Italian Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (5) An opinion of Bonn Schmitt Steichen, Luxembourg counsel for Dankalux Holding Sarl and Dankalux Sarl, addressed to the agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (6) An opinion of Lang Mitchener, counsel to the Canadian Federal Guarantor, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (7) An opinion of Ballem McDill McInnes Eden, counsel to the Alberta Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (8) An opinion of Minter Ellison, counsel to the Australian Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (9) An opinion of each of Rudd Watts & Stone, counsel to the New Zealand Guarantors, and Russell McVeagh, counsel to the Agent and the Banks, each addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks, each to the extent relevant;

                    (10) An opinion of Pinheiro Neto-Adrogados, counsel to the
               Brazilian Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (11) An opinion of Franck, Galicia, Duclaudy Robles, S.C., counsel to the Mexican Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (12) An opinion of Gernandt & Danielson, counsel to the
               Swedish Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

                    (13) An opinion of Plesner & Lunoe, counsel to the Danish
               Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks; and

                            (14) An opinion of Blum Manfrini Gaillard, counsel to the Swiss Guarantors, addressed to the Agent, the Issuing Bank and the Banks and in form and content reasonably acceptable to the Agent and the Banks;

          (v)    Payment of Interest and Fees. Evidence of payment by the
                 ----------------------------
Companies of all accrued interest under the Original Credit Agreement through the Closing Date (which amounts may be paid by the Companies out of the initial Borrowings hereunder) and all accrued unpaid and reasonable and necessary fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent to the extent invoiced 10 days prior to the Closing Date (provided that such payment shall not thereafter preclude the billing of additional amounts incurred thereafter) including any such costs, fees and expenses arising under or referenced in Sections 2.14 and 11.4;
                                                        -------------     ----

          (vi)   Support Documents. Each of the Guaranties and the other
                 -----------------
Support Documents, in each case executed by the appropriate Company or Subsidiary;

          (vii)  Certificate. A certificate signed by a Responsible Officer of
                 -----------
each Company, dated as of the Closing Date, stating that:

                        (1)   the representations and warranties contained in
                 Article VI and in the other Loan Documents are true and correct
                 ----------
                 on and as of such date, as though made on and as of such date;

                        (2) no Default or Event of Default exists or would result from the initial Borrowing or Issuance; and

                        (3) there has occurred since March 31, 2001 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (viii) DSI Sale. Evidence satisfactory to the Agent of the sale by
                 --------
Danka PLC and its Subsidiaries of DSI in accordance with terms of the Asset Purchase Agreement or on such other terms as may be acceptable to a majority (in number) of the Banks on the Steering Committee and the payment to the "Banks" under the Original Credit Agreement of the net proceeds of such sale required to be paid pursuant to the Original Credit Agreement;

          (ix)   Bond Exchange. Evidence satisfactory to the Agent that the
                 -------------
exchange of 6.75% Convertible Subordinated Notes due 2002 of Danka PLC for, among other things, Senior Subordinated Notes and Subordinated Notes has been closed on the terms described in the Registration Statement on Form S-4 of Danka PLC in respect thereof or on such other terms as may be acceptable to a majority (in number) of the Banks on the Steering Committee;

          (x)    Ownership Structure. A certificate of a Responsible Officer of
                 -------------------
Danka PLC, dated as of the Closing Date, setting forth the proper name, jurisdiction of formation, type of entity, type (s) of authorized and issued equity interests, identity of ownership of equity interests, and (as to equity interests required to be subject to a Pledge

         Agreement only) identifying information as to share certificates or other evidences of ownership of equity interests with respect to all Subsidiaries pledged thereunder;

               (xi)   Blocked Account Agreement. Danka Holding and its
                      -------------------------
         Subsidiaries shall have entered into a blocked account agreement and related agreements, each on terms and conditions acceptable to the Agent (collectively, the "Blocked Account Agreement"), pursuant to which such entities shall establish blocked bank accounts with Bank of America or such other banks as shall be acceptable to the Agent and shall cause the cash proceeds in such accounts (other than amounts specified in such Blocked Account Agreement) to be paid to the Agent on each Business Day for application to the repayment of Revolving Loan Outstandings pursuant to the last sentence of Section 2.1(a); and
                                                       --------------

               (xii)  Other Documents. Such other approvals, opinions, documents
                      ---------------
         or materials as the Agent or any Bank may reasonably request; and

         (b) The terms of the Tax Retention Operating Lease shall have been extended and modified as set forth in the term sheet attached hereto as Exhibit P.

         5.2   [Intentionally Omitted]

         5.3   Conditions to All Credit Extensions. The obligation of each Bank
               -----------------------------------
to make any Loan to be made by it (including its initial Loan) other than, so long as no Event of Default shall have occurred and be continuing, the continuation or conversion of any Loan previously made (which shall remain subject to the limitations contained in Article II), and the obligation of the
                                        ----------
Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit), other than, so long as no Event of Default shall have occurred and be continuing, the renewals of existing Letters of Credit, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

         (a)   Irrevocable Notice of Borrowing; L/C Application. For each
               ------------------------------------------------
Syndicated Loan, the Agent shall have received (with, in the case of the initial Syndicated Loan only, a copy for each applicable Bank) an Irrevocable Notice of Borrowing and, in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application;

         (b)   Continuation of Representations and Warranties. The
               ----------------------------------------------
representations and warranties in Article VI and in the other Loan Documents
                                  ----------
shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except (i) to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) that references to financial statements described in Sections 6.10(a)
                                                                ----------------
and (b) shall be to the financial statements most recently furnished pursuant to
    ---
Section 7.1(b), and (iii) that the reference to March 31, 2001 in Section
--------------                                                    -------
6.10(b) shall refer to the date of the financial statements most recently
-------
furnished pursuant to Section 7.1(b) or (c); and
                      --------------    ---

         (c)   No Existing Default. No Default or Event of Default shall exist
               -------------------
or shall result from such Borrowing or Issuance.

Each Irrevocable Notice of Borrowing and L/C Application or L/C Amendment Application submitted by any Company hereunder shall constitute a representation and warranty by each Company hereunder, as of the date of each such notice and as of each Borrowing Date, or Issuance Date, as applicable, that the conditions in this Section 5.3 are satisfied, unless such submission shall be accompanied
        -----------
by a certification to the Agent of a Responsible Officer of a Company (i) specifying which of the conditions of this Section 5.3 are not satisfied and
                                           -----------
describing in reasonable detail the circumstances relating thereto, and (ii) certifying that (x) such submission is permitted to be made hereunder as a continuation or conversion of a Loan previously made or as a renewal of an existing Letter of Credit and (y) no Event of Default exists as of the date of such submission.

     5.4  Supplements to Schedules. The Companies may, from time to time but
          ------------------------
in no event less than five (5) Business Days prior to delivery of any Irrevocable Notice of Borrowing hereunder, amend or supplement Schedules 6.5,
                                                               --------------
6.10, 6.12 and 6.16 to this Agreement by delivering (effective upon receipt) to
-------------------
the Agent and each Bank a copy of such revised Schedule or Schedules which shall
(i) be dated the date of delivery, (ii) be certified by a Responsible Officer as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from each such corresponding predecessor Schedule. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in the event that the Majority Banks determine based upon such revised Schedules (whether individually or in the aggregate or cumulatively) that there has been a material adverse change since the Closing Date, or such later date as the Companies shall have most recently furnished supplements to Schedules under this
Section 5.4 or financial statements under Section 7.1(b) or (c), in the
-----------                               --------------    ---
business, operations or affairs, financial or otherwise, of Danka PLC and its Subsidiaries, taken as a whole, the Banks shall have no further obligation to fund Credit Extensions hereunder, other than, so long as no Event of Default shall have occurred and be continuing, the continuation or conversion of any Loan previously made (which shall remain subject to the limitations contained in Article II) or renewals or extensions of existing Letters of Credit.
   ----------

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

          Each Company represents and warrants to the Agent and each Bank that:

          6.1    Existence and Power. Such Company and each of its Subsidiaries:
                 -------------------

          (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except to the extent failure to so qualify would not have a Material Adverse Effect; and

          (d) is in compliance with all Requirements of Law, except to the extent the failure to so comply would not have a Material Adverse Effect.

          6.2    Authorization; No Contravention. The execution, delivery and
                 -------------------------------
performance by such Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party have been duly authorized by all necessary action and do not and will not:

          (a)    contravene the terms of any of that Person's Organization
Documents;

          (b) conflict with or result in a material breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c)    violate any Requirement of Law.

          6.3    Governmental Authorization. No approval, consent, exemption,
                 --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Company or any of its Subsidiaries of the Agreement or any other Loan Document.

          6.4    Binding Effect. This Agreement and each other Loan Document to
                 --------------
which such Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of such Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability), except for such Subsidiaries (other than any Company) such that, after the exclusion of such Subsidiaries from the provisions of this Section
                            -------

6.4, this Section 6.4 would remain true and correct for the Companies and such
---       -----------
Subsidiaries to which is attributable not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries determined at the end of the most recently ended fiscal year both before and after giving effect to such exclusion.

     6.5  Litigation: Labor Controversies. There are no actions, suits, labor
          -------------------------------
controversies, proceedings, claims or disputes pending, or to the best knowledge of such Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such Company, or its Subsidiaries or any of their respective properties which:

     (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

     (b) if determined adversely to such Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect, except as set forth in
Schedule 6.5.
------------

No injunction, writ, temporary restraining order or order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.6  No Default. No Default or Event of Default exists or would result from
          ----------
the incurring of any Obligations by such Company. As of the Closing Date, neither such Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 9.1(e).
                                       --------------

     6.7  Use of Proceeds; Margin Regulations. The Credit Extensions are to be
          -----------------------------------
used solely for general corporate purposes. Neither such Company nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Less than 25% of the Property of the Companies and their Subsidiaries consists of Margin Stock.

     6.8  Title to Properties. Such Company and each of its Subsidiaries have
          -------------------
good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of such Company and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 8.2.
                                        -----------

     6.9  Taxes. Such Company and its Subsidiaries have filed all Federal and
          -----
other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against such Company or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

      6.10  Financial Condition.
            -------------------

      (a) The audited consolidated financial statements of Danka PLC and its Subsidiaries dated March 31, 2001 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal period ending on such date:

            (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

            (ii) present fairly the financial condition of Danka PLC and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and

            (iii) except as specifically disclosed in Schedule 6.10, show all
                                                      -------------
      material indebtedness and other liabilities, direct or contingent, of Danka PLC and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations, which are required to be disclosed in accordance with GAAP.

      (b) Except as may otherwise have been disclosed to the Banks in writing prior to the Closing Date or as described in public filings by Danka PLC with the Securities and Exchange Commission prior to the Closing Date, since
March 31, 2001, there has been no Material Adverse Effect.

      6.11  Support Documents.
            -----------------

      (a) The provisions of each of the Support Documents (and the actions contemplated to be taken thereunder) are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable (i) guaranty of the obligations described therein except as limited by bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general application and (ii) duly perfected pledge of all ownership interest (other than directors' qualifying shares) in the Subsidiaries described in
Schedule IV, except for the Support Documents (or the absence thereof) of such
-----------
Subsidiaries (other than any Company) such that, after the exclusion of such Subsidiaries from the provisions of this Section 6.11(a), this Section 6.11(a)
                                         ---------------       ---------------
would remain true and correct for the Subsidiaries to which, together with the Companies, is attributable not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries determined as of the end of the most recently ended fiscal year both before and after giving effect to such exclusion

      (b) All representations and warranties of such Company's Subsidiaries contained in the Support Documents are true and correct in all material respects.

      6.12  Copyrights, Patents, Trademarks and Licenses, Etc. Such Company and
            --------------------------------------------------
its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without material conflict with the rights of any other Person. To the best knowledge of such Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed by such Company or any of its Subsidiaries infringes in any material respect upon any rights held by any other Person. Except as specifically disclosed in Schedule
                                                                     --------
6.12, no claim or litigation regarding any of the foregoing is pending or known
----
to be threatened, and no patent, invention, device, application, principle, statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      6.13  Subsidiaries. As of the Closing Date, such Company has no
            ------------
Subsidiaries other than those specifically disclosed (and identified as being Subsidiaries of such Company) in part (a) of Schedule 6.13 and has no equity
                                             -------------
investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13.
                         -------------

      6.14  Insurance. The Properties of such Company and its Subsidiaries are
            ---------
insured with financially sound and reputable insurance companies not Affiliates of any Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Company or such Subsidiary operates; provided, however, Danka PLC and its Subsidiaries may maintain self insurance as to risks of the types and in the amounts (and with such reserves) as are customarily maintained by Persons conducting similar businesses in the same localities.

      6.15  ERISA Compliance.
            ----------------

      (a) All pension plans governed by laws other than the laws of the United States have been funded in amounts at least equal to the present value of the probable liabilities of the Companies and their Subsidiaries thereunder.

      (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Companies, nothing has occurred which would cause the loss of such qualification. Danka Holding and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (c) There are no pending or, to the best knowledge of the Companies, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (d)   (i)   No ERISA Event has occurred or is reasonably expected to
occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Danka Holding nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) (iv) neither such Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section

4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither such Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      6.16  Environmental Matters. The Companies have reasonably concluded that,
            ---------------------
except as specifically disclosed in Schedule 6.16, Environmental Laws and
                                    -------------
Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      6.17  Regulated Entities. None of such Company, any Person controlling
            ------------------
such Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Such Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal, state or foreign statute or regulation limiting its ability to incur Indebtedness.

      6.18  No Burdensome Restrictions. Neither such Company nor any of its
            --------------------------
Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

      6.19  Full Disclosure. Neither this Agreement nor any other Loan Document
            ---------------
or certificate or document executed and delivered by or on behalf of any Company or any Subsidiary in accordance with Section 5.1 contains any misrepresentation
                                     -----------
or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect.

      6.20  Immunity. The Companies and the Guarantors are generally subject to
            --------
suit and none of them nor any of their properties or revenues enjoys any right of immunity from judicial proceedings.

      6.21  Existing Indebtedness. The Obligations are senior in right of
            ---------------------
payment to all Subordinated Indebtedness and are not by their terms subordinated in right of payment to any other Indebtedness of any Company.

                                   ARTICLE VII

                             AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

      7.1   Financial Information, Reports, Notices, Etc. The Companies will
            ---------------------------------------------
furnish, or will cause to be furnished, to the Agent copies, with sufficient copies for the Banks, of the following financial statements, reports, notices and information:

      (a) as soon as available and in any event within 10 Business Days after the end of any calendar month, the Borrowing Base Report with respect to such prior month, certified by the chief financial officer, treasurer or the secretary-controller of Danka PLC.

      (b) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Danka PLC, the consolidated balance sheets and statements of earnings and cash flow of Danka PLC and its Subsidiaries, such balance sheets and statements of earnings and cash flow, where required, in the case of Danka PLC and its Subsidiaries, to be prepared in accordance with GAAY in a manner consistent with past practices of Danka PLC, certified by the chief financial officer, treasurer or the secretary-controller of Danka PLC;

      (c) as soon as available and in any event within 95 days after the end of each fiscal year of Danka PLC commencing with its fiscal year ending
March 31, 2002, a copy of the annual audit report for such fiscal year for Danka PLC and its Subsidiaries, including therein the consolidated balance sheet of Danka PLC and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Danka PLC and its Subsidiaries for such fiscal year, certified without any Impermissible Qualification by KPMG Audit PLC or other internationally recognized independent public accountants, together with a certificate from such accountants to the effect that (i) the consolidated financial statements have been prepared in accordance with GAAP consistently applied and present fairly the financial condition and results of operations of Danka PLC and its Subsidiaries and (ii) in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

      (d) together with the financial statements furnished under preceding clauses (a) and (b), a certificate substantially in the form of Exhibit B, as
                                                                ---------
the same may be amended, modified or supplemented from time to time (the "Compliance Certificate"), signed by the treasurer, the chief financial officer, the secretary-controller or the chief executive officer of Danka PLC dated the date of such annual or such quarterly financial statement, as the case may be, to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of each of the financial ratios and restrictions contained in Article VIII;
                                     ------------

      (e) promptly and in any event within 30 days after receiving such reports, copies of all management reports submitted to a Company by its independent public accountants in connection with each audit made by such accountants of the books of a Company or any Subsidiary;

      (f) as soon as possible and in any event within five Business Days of any material change in its customary accounting practices, notice thereof and copies of all documentation relating thereto;

      (g) as soon as possible and in any event within ten Business Days after such Company has become aware of the occurrence of each Default or Event of Default, a statement of a Responsible Officer of such Company setting forth details of such Default or Event of Default and the action which such Company has taken and proposes to take with respect thereto;

      (h)   as soon as possible and in any event within 10 Business Days after
(x) such Company has become aware of the occurrence of any known material adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 6.5 or (y) the commencement of any known labor
                         -----------
controversy, litigation, action or proceeding of the type described in Section
                                                                       -------
6.5, notice thereof and copies of all documentation relating thereto;
---

      (i) as soon as possible and in any event within 30 days after the sending or filing thereof, copies of all reports which Danka PLC sends to any of its security holders, and all reports and registration statements which any Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national (including any foreign) securities exchange;

      (j) immediately upon becoming aware of the occurrence of any of the following events affecting Danka Holding or any ERISA Affiliate (but in no event more than 10 Business Days after such event), notice with respect to the occurrence of any of the following:

            (i)   an ERISA Event;

            (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

            (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by such Company or any ERISA Affiliate; or

            (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

      (k) immediately upon becoming aware of any other event or circumstance (but in no event more than 10 Business Days after such event or circumstance) which has had or is reasonably likely to have a Material Adverse Effect (without, for purposes of this notice provision, giving effect to the proviso contained in the definition of "Material Adverse Effect"), notice thereof and copies of all documentation relating thereto;

      (l) within 10 Business Days after the confirmed loss of any contracts with a vendor the sales under which contracts aggregate at least 15% of the revenues of Danka PLC and its Subsidiaries for the most recent four fiscal quarter period, notice thereof;

      (m)   [Intentionally Omitted];

      (n) within 125 days after the end of each fiscal year, a list of all subsidiaries of Danka PLC and the country in which each was organized and the country in which each is doing business together with sufficient information to determine whether (i) such Subsidiaries are Excluded Country Subsidiaries or Inactive Subsidiaries and (ii) any country has become an Included Country;

      (o) such other information respecting the financial condition or operations of each Company or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request;

      (p) as soon as practicable, but in any event within thirty (30) days of the end of each calendar month, the monthly consolidated balance sheet and consolidated statements of earnings and cash flow of Danka PLC and its Subsidiaries, certified in writing by any representative authorized to provide the certification required by Section 7.1(d) of this Agreement to have been
                              --------------
prepared in accordance with GAAP in a manner consistent with past practices of Danka PLC, and to the best knowledge of such signatory to be true, correct, and complete in all material respects, subject to necessary audit adjustments.

      7.2   Compliance with Laws, Etc. Each Company will, and will cause each of
            --------------------------
its Subsidiaries to, comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include (without limitation):

      (a)   except as otherwise permitted under Section 8.7, the maintenance and
                                                -----------
preservation of its corporate existence and qualification as a foreign corporation where such qualification is appropriate and, as to qualification only, where the failure to be so qualified would have or be reasonably likely to have a Material Adverse Effect on such Person (for purposes of this Section
                                                                    -------
7.2(a), "Material Adverse Effect" shall be applied (x) without reference to the
------
proviso contained in the definition thereof and (y) all references to any Company or any Subsidiary shall be deemed to refer solely to such Person); and

      (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property the failure to pay or satisfy which could reasonably be expected to have a Material Adverse Effect, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      7.3   Maintenance of Properties. Each Company will, and will cause each of
            -------------------------
its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and required repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Company determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      7.4   Insurance. Each Company will, and will cause each of its
            ---------
Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its material properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent or any Bank, furnish to each Bank at reasonable intervals a certificate of a Responsible Officer of such Company setting forth the nature and extent of all insurance maintained by such Company and its Subsidiaries in accordance with this Section.

      7.5   Books and Records. Each Company will, and will cause each of its
            -----------------
Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and (i) so long as no Default or Event of Default has occurred and is continuing, upon 10 Business Days' notice and (ii) at any time after the occurrence and during the continuance of a Default or Event of Default, permit the Agent and each Bank or any of their respective representatives to visit all of its offices during normal business hours, to discuss its and its Subsidiaries' financial matters with its principal executive officers and independent public accountants (and each Company hereby authorizes such independent public accountants to discuss such Company's and its Subsidiaries' financial matters with each Bank or its representatives whether or not any representative of such Company is present) and to examine (and photocopy extracts from) any of its books or other corporate records. Each Company shall pay any photocopy charges (or such Company shall provide photocopies) and any fees of such independent public accountants incurred in connection with the Agent's or any Bank's exercise of its rights pursuant to this Section at any time after the occurrence and during the continuance of a Default or Event of Default.

      7.6   Maintenance of Existence, Etc. Subject to the provisions of Section
            ------------------------------                              -------
8.7, each Company will, and will cause each of its Subsidiaries to, conduct its
---
business as it is conducted as of the Closing Date subject to changes in the ordinary course and do such things as are reasonably necessary to maintain, preserve, renew and keep in full force and effect its rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

      7.7   Intercompany Loans. Each Company will cause each intercompany loan
            ------------------
or advance (other than accounts receivable or accounts payable created in the ordinary course of business) by such Company to any Guarantor or by any of such Company's Subsidiaries to any Guarantor or to such Company to be accurately recorded on and evidenced at all times by the books and records of each of the obligor and obligee of such intercompany loan or advances.

      7.8   Additional Support Documents. Each Company will cause (i) every
            ----------------------------
Included Country Operating Company and every Included Country Holding Company (excluding Dankalux Sari, Danka Luxembourg Sarl and Restricted Subsidiaries) whether on the Closing Date or thereafter, to execute and deliver, (x) as promptly as practicable but in any event within 90 days after (A) the creation or Acquisition of any such Subsidiary operating in a country that is an Included Country at the time of its creation or Acquisition, or (B) such Subsidiary ceasing to be an Inactive Subsidiary, or (y) within 90 days after any country becomes an Included Country, a Guaranty, (ii) each Person owning any equity interest (other than directors' qualifying shares) in each such Included Country Operating Company and each such Included Country Holding Company not owned by Dankalux Sarl or Restricted Subsidiaries to execute and deliver within the time period specified in clause (i) above a Pledge Agreement (or supplement to an existing Pledge Agreement of such Person) pledging such equity interest, together with such resolutions, stock certificates, opinions of counsel, incumbency certificates and other documentation as the Agent may reasonably require and (iii) each of the Companies and their Subsidiaries (each, a "Subject Entity") operating in the United States or in the countries as to which security agreements or other arrangements referred to in Section 7.15 are requested by the Steering Committee (each of the United States and such other countries being a "Subject Country"), to execute and deliver, as soon as practicable but in any event within 90 days after the creation or Acquisition of any Subject Entity, or
(y) within 90 days (or such shorter period as may be required by the proviso to the first clause of Section 5.1) after any country becomes a Subject Country, appropriate Security Agreements together with such resolutions, financing statements, opinions of counsel, incumbency certificates and other documentation as the Agent may reasonably require. Notwithstanding the foregoing provisions of this Section 7.8 and the definitions of "Included Country" and "Excluded
     -----------
Country" contained herein,

            (i) it is the intent of the parties hereto that not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries for every fiscal year during the term of this Agreement shall be attributable to the operations and assets of the Companies and the Guarantors and, in furtherance thereof, if at any time the addition of Guarantors shall be required to meet such thresholds, then the Companies shall promptly notify the Agent of such event which shall identify such additional country or countries which are to be treated as Included Countries, and shall promptly cause to be executed and delivered such additional Guaranties of all resulting Included Country Operating Companies and Included Country Holding Companies pertaining to such additional country or countries, appropriate Pledge Agreements (or supplements to existing Pledge Agreements), and related documents described in the first sentence of this Section 7.8; and
                                              -----------

            (ii) in the event that, with respect to countries that become Included Countries after the date hereof (other than by election of the Companies pursuant to the immediately preceding clause (i)), the laws of, or action by a competent Governmental Authority in, the applicable Included Country (a "Governmental Impairment") shall prohibit or would render unenforceable the Guaranties or Pledge Agreements otherwise required to be furnished pursuant to the first sentence of this Section
                                                                      -------
      7.8, then the Companies shall not be deemed to be in default in the
      ---
      performance of the provisions of this Section 7.8 if (A) the Companies
                                            -----------
      shall (x) give prompt (but in no event later than 30 days after the creation or acquisition of such Subsidiary or such country becoming an Included Country) notice of the existence of any Governmental Impairment to the Agent, and (y) use, and cause the affected Subsidiaries to use, their best efforts to eliminate or cure the circumstances giving rise to such Governmental Impairment, and (B) excluding the Subsidiaries which remain subject to Governmental Impairments, not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its

      Subsidiaries determined as at the end of the most recently ended fiscal year both before and after giving effect to such exclusion shall be attributable to the operations and assets of the Companies and the Guarantors. The Companies shall not make any Investments in any Guarantor (or in any Person which upon giving effect to such Investment would result in such Subsidiary being required to become a Guarantor), if the Guaranty of such Guarantor is limited as to amount unless the Majority Banks shall deem such Guaranty (or a Substitute Guaranty provided by such Guarantor together with such resolutions, opinions of counsel, incumbency certificates and other documentation as the Agent may require) in a sufficient amount (it being agreed that the Guaranties delivered and accepted as of the Closing Date are in a sufficient amount). At any time if the Majority Banks request a replacement Guaranty from a Guarantor, which has previously delivered a Guaranty in a limited amount, in a greater amount and the net worth of such Guarantor shall have increased materially since the delivery of its Guaranty, the Companies shall cause to be delivered to the Agent such a Guaranty in such greater amount as the Majority Banks may request, if permitted by applicable law, together with such resolutions, opinions of counsel, incumbency certificates and other documentation as the Agent may reasonably request.

      7.9   Compliance with ERISA. Each Company will, and will cause each of its
            ---------------------
ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, if the failure to do any or all of the foregoing could reasonably be expected to have a Material Adverse Effect.

      7.10  Release of Pledge. In connection with any merger or consolidation
            -----------------
transaction permitted under Section 8.7 and in which transaction any Person
                            -----------
whose equity interests have been pledged to the Agent pursuant to any Support Document shall not be the survivor thereof, upon the written request to the Agent by, and at the expense of, the Companies, the Agent shall take such action as shall be necessary, without impairing any remaining rights under the Loan Documents, to release such equity interests from such pledge under the applicable Support Documents; provided, however, that substantially simultaneously with such release the Agent shall receive such Support Documents and related share certificates, evidences of registration of lien, opinions and other items as the Agent may reasonably require conferring upon the Agent (or providing assurances as to) a perfected lien (of substantially equivalent or higher priority as the released lien) in the equity interests (other than directors' qualifying shares) of such resulting or surviving entity.

      7.11  Swap Contracts. Within 90 days of the Closing Date, the Companies
            --------------
shall enter into Swap Contracts or other similar arrangements providing protection from material fluctuations in interest rates on the Loans, such Swap Contracts to be in an aggregate notional amount and on such other terms as shall be reasonably acceptable to the Agent.

      7.12  Business Plan. The Companies shall as soon as practicable after the
            -------------
end of each fiscal year, but in any case not later than 30 days after such fiscal year-end, deliver to the Agent and the Banks, a revised three-year business plan (including without limitation a balance sheet, income statement and statement of cash flow, in each case to include forecasts on a monthly basis for the immediate succeeding fiscal year, and then on a yearly basis for each of the next two fiscal years) in reasonable detail.

      7.13  PricewaterhouseCoopers Retention. The Companies acknowledge and
            --------------------------------
agree that the Agent may, in its sole discretion, from time to time cause its counsel to retain PricewaterhouseCoopers LLP as an independent business,s consultant (the "Consultant") to assess on behalf of the Agent, its counsel and
                 ----------
the Banks the operations, finances, and business affairs of Danka PLC and its Subsidiaries and to furnish reports of its findings and recommendations solely to the Agent, its counsel and the Banks. The Companies jointly and severally agree to pay all reasonable fees, costs, and expenses of the Consultant incurred in connection with the performance by the Consultant of its duties described in this paragraph. The Companies shall, and shall cause all Subsidiaries to, cooperate fully and in a timely manner with the Consultant, including its agents and employees.

      7.14  Rating. The Companies shall, use their best efforts to obtain a
            ------
private rating from Moody's or, if no such private rating can be so obtained from Moody's S&P with respect to each of the Revolving Loans, Term Loans and L/Cs.

      7.15  Foreign Asset Liens. In the event that the Steering Committee of the
            -------------------
Banks shall have requested Danka PLC to do so, Danka PLC shall, or shall cause its Subsidiaries to, as promptly as practicable, enter into such security agreements or other arrangements as may be reasonably requested by the Steering Committee in order to grant to the Banks a lien and security interest in the assets of any Subsidiary of Danka PLC operating in Canada, Germany, Netherlands or United Kingdom.

      7.16  Release of International Swing Line Banks. The Companies shall
            -----------------------------------------
deliver to the International Swing Line Banks, as soon as practicable but no later than 30 days after the Closing Date, a release in form reasonably acceptable to the International Swing Line Banks, executed and delivered by each of the Companies and the International Swing Line Borrowers (as defined in the International Swing Line Agreement).


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

      8.1   Business Activities. Each Company will not, and will not permit any
            -------------------
of its Subsidiaries to, engage in any business activity, except selling, leasing, renting and servicing photocopiers, typewriters, facsimile and other automated office equipment and parts, services and supplies, networking, outsourcing, facilities management and such other activities as such Company is presently engaged in subject to changes in the ordinary course, and such activities as may be incidental or related thereto.

      8.2   Liens.
            -----

      (a)   Negative Pledge. Each Company will not, and will not permit any
            ---------------
Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their respective Property, whether now owned or hereafter acquired, to be subject to a Lien except the following (none of which (except as expressly permitted under the Pledge Agreements) shall be permitted to exist in respect of any collateral pledged to the Agent under any of the Loan Documents):

            (i) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons and Liens arising by operation of law, in each case securing amounts not yet due;

            (ii) Liens incurred or deposits made in the ordinary course of business:

                  (a)   (1)   in connection with worker's compensation,
            unemployment insurance, social security and other like laws; and (2) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than as set forth in Section 8.2(a)(iii)) and
                                                        -------------------
            other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                  (b) in connection with the purchasing of Inventory; provided, that any such purchase of Inventory is incidental to the conduct of the business of such Company or such Subsidiary in accordance with its then current business practices, such Liens are in the nature of a vendor's lien or a reservation of title and the obligations secured by such Liens are trade payables incurred in the ordinary course of such Company's or such Subsidiary's business and, after giving effect thereto, no Default or Event of Default would exist under Section 8.3; and
                        -----------

                  (c) in connection with account netting and other similar treasury management functions;

            (iii) Liens:

                  (a)   arising from judicial attachments and judgments,

                  (b)   securing appeal bonds or supersedeas bonds, or

                  (c) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose);

            provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and provided, further that the aggregate amount so secured will not at any time exceed $10,000,000;

            (iv) Liens on Property of a Subsidiary; provided, that such Liens secure only obligations owing to a Company;

            (v) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided, that such exceptions and encumbrances do not materially interfere with the use of such Properties in the ordinary conduct of the owning Person's business;

            (vi) Liens in existence on the date hereof, more specifically described on Schedule 8.2(a)(vi);
                   -------------------

            (vii) Liens on Property acquired, modified or constructed by (or assumed by) such Company or any Subsidiary after the date hereof to secure Indebtedness of such Company or such Subsidiary incurred in connection with such acquisition, modification or construction (whether by way of a capital lease or otherwise); provided, that:

                  (a) no such Lien shall extend to or cover any Property other than the Property being acquired, modified or constructed,

                  (b) no such Lien shall secure Indebtedness in an amount exceeding 100% (or in the case of real estate 95%) of the cost of acquisition, modification or construction of the particular Property to which such Indebtedness relates,

                  (c) such Lien shall be created by such Company or such Subsidiary (or, as to property acquired in an Acquisition, by the predecessor in interest in such Property) concurrently with or within one hundred twenty (120) days of such acquisition, modification or construction, and

                  (d) no Event of Default shall exist at the time of or after giving effect to such acquisition, modification or construction;

            (viii) Liens securing Indebtedness permitted under Sections 8.13(d);
                                                               ----------------

            (ix) Liens in favor of the Agent or any of the Banks under the Loan Documents; and

            (x) Liens expressly permitted under the terms of any other Loan Documents.

      (b)   Financing Statements. Each Company will not, and will not permit any
            --------------------
Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names such Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that such Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 8.2, or to evidence for
                                       -----------
informational purposes a lessor's interest in Property leased to such Company or any such Subsidiary or a consignor's interest in property held on consignment by such Company or any such Subsidiary.

      8.3   Financial Condition. Danka PLC will not permit:
            -------------------

      (a)   Adjusted Consolidated Net Worth. At any time on and after the
            -------------------------------
Closing Date, the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than the sum of (A) an amount equal to 75% of the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries on June 30, 2001 plus (B) an amount equal to 50% of the consolidated net income of Danka PLC and its Subsidiaries (if positive) for each calendar quarter commencing on or after July 1, 200l (on a cumulative basis).

      (b)   Minimum EBITDA to Interest. The ratio for any period of (a)
            --------------------------
Consolidated EBITDA for such period to (b) cumulative cash interest and bank fees payable during such period, in each case of Danka PLC and its Subsidiaries
(i) for the fiscal quarter ending on September 30, 2001 to be less than .55 to 1.00, (ii) for the two fiscal quarters ending on December 31, 2001 to be less than 1.45 to 1.00, (iii) for the three fiscal quarters ending on March 31, 2002 to be less than 2.04 to 1.00, (iv) for the rolling four fiscal quarter period ending on June 30, 2002 to be less than 2.11 to 1.00, (v) for the rolling four fiscal quarter period ending on September 30, 2002 to be less than 2.37 to 1.00,
(vi) for the rolling four fiscal quarter period ending on December 31, 2002 to be less than 2.56 to 1.00, (vii) for the rolling four fiscal quarter period ending on March 31, 2003, and for each rolling four fiscal quarter period ending in any calendar quarter thereafter, to be less than 2.74 to 1.00;

      (c)   Minimum EBITDA. The cumulative Consolidated EBITDA of Danka PLC and
            --------------
its Subsidiaries (i) for the fiscal quarter ending on September 30, 2001 to be less than $5,000,000, (ii) for the two fiscal quarters ending on December 31, 2001 to be less than $25,900,000, (iii) for the three fiscal quarters ending on March 31, 2002 to be less than $54,000,000, (iv) for the rolling four fiscal quarter period ending on June 30,2002 to be less than $83,200,000, (v) for the rolling four fiscal quarter period ending on September 30, 2002 to be less than $91,500,000, (vi) for the rolling four fiscal quarter period ending on December 31, 2002 to be less than $97,200,000, (vii) for the rolling four fiscal quarter period ending on March 31, 2003, and for each rolling four fiscal quarter period ending in any calendar quarter thereafter, to be less than $103,200,000; or

      (d)   Capital Expenditures. Capital Expenditures (i) for the nine month
            --------------------
period ending March 31, 2002 to exceed $50,100,000; (ii) for fiscal year 2003 to exceed $83,200,000; and (iii) for fiscal year 2004 to exceed $79,100,000.

      8.4   Investments. Each Company will not, and will not permit any of its
            -----------
Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except, subject to the provisions of Section 7.8:
                                                   -----------

            (a)   Investments existing on the Closing Date and identified in
      Schedule 8.4(a)(i) and Investments that result from the conversion of
      ------------------
      intercompany debt owed by

      Subsidiaries to equity in an amount not to exceed the applicable amounts set forth with respect to such Subsidiaries on Schedule 8.4(a)(ii).
                                                     -------------------

            (b)   Cash Equivalent Investments;

            (c) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

            (d) loans and advances by such Company or any of its Subsidiaries to any Guarantor or a Company or Contingent Obligations of such Company or any of its Subsidiaries for the benefit of any Guarantor or any other Company; provided, however, that each such loan or advance shall be evidenced as required by Section 7.7; provided, further, that the
                               -----------  --------  -------
      outstanding amount of all such Investments in any Guarantor shall not exceed the maximum amount of Investment for such Guarantor listed on
      Schedule 8.4(d).
      ---------------

            (e) any other Investments not to exceed 10% of Adjusted Consolidated Net Worth in the aggregate at any time outstanding; provided,
                                                                       --------
      however, that in the case of any Acquisition pursuant to this clause (e),
      -------
      the amount of the related Investment shall be equal to the cash paid to the seller plus all notes or securities (other than common equity securities of Danka PLC) or other consideration delivered to the seller by Danka PLC and its Subsidiaries in connection with such Acquisition; and

            (f) no Investment otherwise permitted by clause (e) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing. In determining whether or not a Default or Event of Default would occur, the calculations set forth in Section 8.3 shall be made on a
                                                 -----------
      pro forma basis, as of the end of the last fiscal quarter prior thereto, as if the Investment had been made prior to the period of any such calculations.

      8.5   Restricted Payments, Etc. On and at all times after the date hereof
            -------------------------
Danka PLC will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock or share capital (now or hereafter outstanding) of Danka PLC or on any warrants, options or other rights with respect to any shares of any class of capital stock or share capital (now or hereafter outstanding) of Danka PLC (other than dividends or distributions payable in shares of any class of its capital stock or share capital or warrants to purchase its capital stock or share capital or splitups or reclassifications of its capital stock or share capital into additional or other shares of any class of its capital stock or share capital), or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock or share capital (now or hereafter outstanding) of Danka PLC, or warrants, options or other rights with respect to any shares of any class of capital stock or share capital (now or hereafter outstanding) of Danka PLC.

      Notwithstanding the foregoing and so long as there shall not exist an Event of Default which is continuing, any wholly owned (other than with respect to directors' qualifying shares) Subsidiary of Danka PLC may pay dividends or other distributions to Danka PLC or any other such wholly owned Subsidiary of Danka PLC.

      8.6   Senior Subordinated Notes or Subordinated Notes; TROL. Neither Danka
            -----------------------------------------------------
PLC nor any Subsidiary shall (a) repurchase, redeem or make any principal payment on any Senior Subordinated Notes or Subordinated Notes, or (b) repurchase, redeem or make any principal payment on, in each case prior to the final maturity thereof, any of the 6.75% Convertible Subordinated Notes due 2002 of Danka PLC; provided, however, that Danka PLC may at any time issue its common
              --------  -------
equity (or American Depository Receipts evidencing its common equity) in exchange for all or any portion of its Subordinated Indebtedness. Neither Danka PLC nor any Subsidiary shall enter into any amendment, modification or waiver of the Tax Retention Operating Lease (other than the amendment contemplated by
Section 5.1(b)) that would have an adverse effect on Danka PLC or any Subsidiary
--------------
or the Banks.

      8.7   Consolidation Merger, Etc. Each Company will not, and will not
            --------------------------
permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or (except as permitted by Section
                                                                      -------
8.4(e)) purchase or otherwise acquire all or substantially all of the assets of
------
any Person (or of any division thereof) except:

            (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, such Company or any Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by such Company or any Subsidiary; provided, however, that (i) Agent shall have received at least 15 days' prior written notice thereof and (ii) the applicable requirements of Section 7.8 shall have been complied with in
                                 -----------
      connection with such transaction; and

            (b) such Company or any Subsidiary may merge with any other Person if (i) no Default or Event of Default has occurred or would occur after giving effect thereto, (ii) the general nature of its business is not changed and (iii) the surviving entity is a Company (in the case of a merger involving a Company) or a Subsidiary or an entity which is wholly-owned by a wholly-owned Subsidiary (in the case of a merger involving a Subsidiary); provided, however, that (i) Agent shall have received at least 15 days' prior written notice thereof and (ii) Companies shall have complied with the applicable requirements of Section 7.8 in
                                                              -----------
      connection with such transaction. Notwithstanding the foregoing, nothing in this clause (b) shall prohibit a merger solely for the purpose of selecting an alternate jurisdiction of incorporation; provided, further, that the Companies shall have complied with the requirements of Section
                                                                      -------
      7.8 at or prior to such merger. In determining whether or not a Default or
      ---
      Event of Default would occur, the calculations set out in Section 8.3
                                                                -----------
      shall be made on a pro forma basis, as of the end of the last fiscal quarter prior thereto, as if the merger had occurred prior to the period of such calculations.

      8.8   Asset Dispositions, etc. Each Company will not, and will not permit
            ------------------------
any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless:

            (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 8.7;
                                                             -----------

            (b) the net book value of such assets which are sold other than those sold, transferred, leased, contributed or conveyed in the ordinary course of business by Danka PLC and its Subsidiaries since the Closing Date does not exceed $25,000,000; provided, however, that (i) the
                                        --------  -------
      consideration paid by any purchaser of such assets is 100% in cash, (ii) such sale is made on an arms-length basis and for fair market value, as determined by the Board of Directors of the seller thereof and, if the purchase price for such asset sale equals or exceeds $5,000,000, the Board of Directors of Danka PLC; and (iii) if the purchase price for such asset sale equals or exceeds $10,000,000 then the Companies shall deliver to Agent a fairness opinion in form and substance acceptable to the Agent issued by a nationally recognized appraisal, accounting or investment banking firm;

            (c) such sale, transfer or disposition is the sale, transfer or disposition of the assets or equity of any or all of DSI on the terms set forth in the Asset Purchase Agreement or on such other terms as may be acceptable to a majority (in number) of the Banks on the Steering Committee; or

            (d) such sale, transfer or disposition is the sale, transfer or disposition of the assets or equity of any or all of the Companies' operations in the following countries: Austria, Chile, Columbia, Greece, Hungary, Panama, Poland, Russia, Switzerland, Venezuela; and the following individual entities: Ameritrend Corporation, Systems Resources LTD; subject in each case under this clause (d) to compliance with the proviso
                                      ----------
      set forth in clause (b) above.
                   ----------

      8.9   Transactions with Affiliates. Each Company will not, and will not
            ----------------------------
permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its Affiliates that is not a Guarantor unless such arrangement or contract is fair and equitable to such Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Company or such Subsidiary with a Person that is not one of its Affiliates.

      8.10  Negative Pledges, Restrictive Agreements, etc. Each Company will
            ----------------------------------------------
not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding (A) this Agreement, (B) any other Loan Document, (C) other Indebtedness permitted under Section 8.13 and (D) those described on Schedule
                             ------------                            --------
8.10) prohibiting:
-----

            (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of such Company or any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) the ability of any Subsidiary to make any payments, directly or indirectly, to such Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to such Company.

      8.11  Subsidiaries' Voting Share. Each Company will not (a) permit any of
            --------------------------
its Subsidiaries to issue voting shares to anyone other than such Company or another wholly-owned Subsidiary, or (b) permit any of its wholly-owned Subsidiaries to sell, transfer or otherwise dispose of the voting shares of any Subsidiaries to any Person other than such Company or another of its wholly-owned Subsidiaries.

      8.12  ERISA. Danka Holding shall not, and shall not suffer or permit any
            -----
of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of such Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      8.13  Limitation on Indebtedness. The Companies shall not, and shall not
            --------------------------
permit any of their Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a)   Indebtedness incurred pursuant to this Agreement;

            (b)   Indebtedness existing on the date hereof and set forth in
      Schedule 8.13, including any renewals or replacements on substantially
      -------------
      similar terms;

            (c)   Subordinated Indebtedness; and

            (d) Additional Indebtedness of the Companies and the Guarantors not to exceed a maximum aggregate principal amount of $25,000,000 on a secured or unsecured basis to be borrowed by any non-US Subsidiary (other than any Company or any foreign entity the assets of which secure the Obligations under this Agreement); provided that no such additional indebtedness shall be guaranteed by Danka PLC or any of its Subsidiaries.

      8.14  Ownership of Operating Companies. The Companies shall not cause,
            --------------------------------
suffer or permit Dankalux Sarl to own directly any equity interests in any Included Country Operating Companies.

      8.15  Change Fiscal Year. The Companies shall not change their fiscal
            ------------------
year.

                                  ARTICLE IX

                               EVENTS OF DEFAULT

      9.1   Events of Default. Any of the following shall constitute an "Event
            -----------------
of Default":

            (a)   Non-Payment. Any Company fails to make, (i) when and as
                  -----------
      required to be made herein, payments of any amount of principal or interest of any Loan or any L/C Borrowing, or (ii) within three days after the same becomes due, payment of any fee or any other amount payable hereunder or under any other Loan Document; or

            (b)   Representation or Warranty. Any representation or warranty by
                  --------------------------
      any Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Company, any Subsidiary, or any Responsible Officer of any Company, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made (and which incorrect representation or warranty shall not be corrected within ten days of the determination thereof); or

            (c)   Specific Defaults. Any Company fails to perform or observe any
                  -----------------
      term, covenant or agreement contained in any of Section 7.1(g), 7.1(k)
                                                      ----------------------
      or 7.8 or in Article VIII, and in the case of Article VIII (other than
      ------       ------------                     ------------
      Section 8.3) such default shall continue unremedied for a period of 10
      -----------
      days after the date upon which written notice thereof is given to each Company by the Agent or any Bank; or

            (d)   Other Defaults. Any Company or any Subsidiary party thereto
                  --------------
      fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to each Company by the Agent or any Bank; or

            (e)   Cross-Default. (i) Any Company or any Subsidiary (A) fails to
                  -------------
      make any payment in respect of any Indebtedness or Contingent Obligations having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or
      (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which any Company or any Subsidiary is the

      Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which any Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by such Company or such Subsidiary as a result thereof is greater than $10,000,000; or

            (f)   Insolvency; Voluntary Proceedings. Any Company or any
                  ---------------------------------
      Guarantor (i) is unable to pay its debts as they fall due, ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course (except as permitted under Section 8.7); (iii) commences any Insolvency Proceeding
                         -----------
      with respect to itself; (iv) commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness; or (v) takes any action to effectuate or authorize any of the foregoing; or

            (g)   Involuntary Proceedings. (i) Any involuntary Insolvency
                  -----------------------
      Proceeding is commenced or filed against any Company or any Guarantor, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of any Company's or any Guarantor's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) any Company or any Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order) is ordered in any Insolvency Proceeding; or (iii) any Company or any Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h)   Monetary Judgments. One or more non-interlocutory judgments,
                  ------------------
      non-interlocutory orders, decrees or arbitration awards is entered against any Company or any Guarantor involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

            (i)   Non-Monetary Judgments. Any non-monetary judgment, order or
                  ----------------------
      decree is entered against a Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (j)   Change in Control. There occurs any Change in Control; or
                  -----------------

            (k)   Guarantor/Pledger Defaults. (i) Any Guarantor, or any Company
                  --------------------------
      or Subsidiary party to a Pledge Agreement, fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty or Pledge Agreement after the expiration of any applicable grace period; or (ii) any Guaranty or Pledge Agreement is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, and (only as to any such revocation, invalidation or cessation that shall have occurred by reason of a Governmental Impairment) the effect of such revocation, invalidation or cessation is that the Companies and Guarantors whose obligations under the Loan Documents remain valid and in full force and effect shall be those to whom less than 85% of the consolidated revenues or consolidated assets of Danka PLC and its Subsidiaries are attributable for the fiscal year most recently ended or (iii) any Company or any Subsidiary (or any representative, agent, trustee or receiver of any Company or Subsidiary or comparable Person) contests in any manner the validity, enforceability or perfection of any Guaranty or Pledge Agreement or denies that it has any further liability or obligation thereunder; or

            (1)   ERISA. (i) An ERISA Event shall occur with respect to a
                  -----
      Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Company under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) any Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000.

      9.2   Remedies. If any Event of Default occurs, the Agent shall, at the
            --------
request of, or may, with the consent of, the Majority Banks,

            (a) declare the commitments of each Bank to make Loans, any obligation of Bank of America to make Swing Line Loans, and any obligation of any Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments shall be terminated;

            (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, declare the unpaid principal amount of all outstanding Loans and Swing Line Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Company;

            (c) apply any cash or deposit account balances that were used by the Companies to Cash Collateralize any Letters of Credit that the Agent would otherwise be required to return to the Companies pursuant to Section
                                                                         -------
      3.7 to any outstanding Obligations; and
      ---

            (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the
              -----------
expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans, any obligation of Bank of America to make Swing Line Loans, and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and Swing Line Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Companies; and provided, further, that after any obligations with respect to any undrawn Letter of Credit shall have been accelerated under clause (b) and if such accelerated amount has been paid, the Banks shall return to the Companies within 30 days after the expiration of such Letter of Credit, any amount not drawn thereunder so long as no Obligations shall be due and payable.

      9.3   Rights Not Exclusive. The rights provided for in this Agreement and
            --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X

                                   THE AGENT

      10.1  Appointment and Authorization; Agent
            ------------------------------------

      (a)   Each Bank hereby irrevocably (subject to Section 10.9) appoints,
                                                     ------------
designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, the Agent may accept Support Documents on behalf of the Banks. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement or any other Loan Document with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. So long as there shall only be one Bank party to this Agreement the term Agent shall mean such Bank.

      (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities, including without limitation the right to resign under Section 10.9, (i)
                                                       ------------
provided to the Agent in this Article X with respect to any acts taken or
                              ---------
omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Article X, included the Issuing Bank with respect
                             ---------
to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

      10.2  Delegation of Duties. The Agent may execute any of its duties under
            --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      10.3  Liability of Agent. None of the Agent-Related Persons shall (i) be
            ------------------
liable to any of the Banks for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by any Company or any Subsidiary or Affiliate of any Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Company or any of any Company's Subsidiaries or Affiliates.

      10.4  Reliance by Agent.
            -----------------

      (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Company or any Subsidiary), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks or all the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense, except those arising out of its gross negligence or willful misconduct, which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or all Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

      (b) For purposes of determining compliance with the conditions specified in Section 5.1 each Bank that has executed this Agreement shall be deemed to
   -----------
have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

      10.5  Notice of Default. The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article
                                                                        -------
IX; provided, however, that unless and until the Agent has received any such
--
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all the Banks.

      10.6  Credit Decision. Each Bank acknowledges that none of the
            ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Companies and their Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Companies hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Company and each Subsidiary. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Company or any other Person which may come into the possession of any of the Agent-Related Persons.

      10.7  Indemnification of Agent. Whether or not the transactions
            ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Companies and without limiting the obligation of the Companies to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Companies, except those arising out of its gross negligence or willful misconduct. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      10.8  Agent in Individual Capacity. Bank of America and its Affiliates may
            ----------------------------
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Company and its Subsidiaries and Affiliates as though Bank of America were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding a Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

      10.9  Successor Agent and Successor Issuing Bank. Either the Agent or the
            ------------------------------------------
Issuing Bank, respectively, may resign as Agent or Issuing Bank upon 30 days' notice to the Banks. If the Agent or Issuing Bank resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks or successor issuing bank, respectively. The appointment of a successor issuing bank shall be subject to the consent of the Companies which shall not be unreasonably withheld. If no successor agent or successor issuing bank is appointed prior to the effective date of the resignation of the Agent or the Issuing Bank respectively, the Agent or the Issuing Bank may appoint, after consulting with the Banks and the Companies, a successor agent or successor issuing bank from among the Banks. Upon the acceptance of its appointment as successor agent or successor issuing bank hereunder, such successor agent or successor issuing bank, respectively, shall succeed to all the rights, powers and duties of the retiring Agent or the retiring Issuing Bank and the term "Agent" or "Issuing Bank" shall mean such successor agent or successor issuing bank and the retiring Agent's or the retiring Issuing Bank's appointment, powers and duties as Agent or Issuing Bank shall be terminated. After any retiring Agent's or retiring Issuing Bank's resignation hereunder as Agent or Issuing Bank, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to
                             ---------     ----------------------
its benefit as to any actions taken or omitted to be taken by it while it was Agent or Issuing Bank under this Agreement. If no successor agent or successor issuing bank has accepted appointment as Agent or Issuing Bank by the date which is 30 days following a retiring Agent's or retiring Issuing Bank's notice of resignation, the retiring Agent's or retiring Issuing Bank's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent or Issuing Bank hereunder until such time, if any, as the Majority Banks appoint a successor agent or successor issuing bank as provided for above.

       10.10  U.S. Withholding Tax.
              --------------------

       (a) Any Bank that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Bank") shall deliver to the Agent and, if Danka Holdings requests delivery thereof by notice to the Agent, to Danka Holdings on or prior to the Closing Date (in the case of each Bank listed on the signature pages hereof) or on or prior to the later of the Closing Date or the date of the Assignment Agreement pursuant to which it becomes a participating Bank (in the case of each other Bank):

              (i) two properly completed and executed copies of IRS Form W&8 BEN establishing that such Bank is entitled to exemption from withholding tax under a U.S. tax treaty; or

              (ii) two properly completed and executed copies of IRS Form W-8 EC1 establishing that interest paid under this Agreement is exempt from United States withholding tax in respect of interest payments hereunder because it is effectively connected with a United States trade or business of such Bank; and

              (iii) such additional IRS Forms W-8 BEN or W-8 EC1 or other form or forms as may be required from time to time under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent and, if Danka Holdings requests notification thereof by notice to the Agent, Danka Holdings of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

       (b) The Companies shall not be required to pay any additional amount to the Agent or to any Foreign Bank in respect of United States withholding tax under clause (b)(i) of Section 4.1 if such Bank shall have failed to satisfy the
                       -----------
requirements of Section 10.10(a); provided, however, that if such Bank shall
                -----------------  --------  -------
have satisfied the requirements of Section 10.10(a) on the Closing Date (in the
                                   ----------------
case of each Bank listed on the signature pages hereof) or on the later of the Closing Date or the date of the Assignment Agreement pursuant to which such Bank became a participating Bank (in the case of each other Bank) nothing in this
Section 10.10(b) shall relieve any Company of its obligation to pay additional
----------------
amounts pursuant to clause (b)(i) of Section 4.1 in the event that, as a result
                                     -----------
of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank is not subject to withholding as described in clause (a)(i) of this Section 10.10.
                                                                 -------------

       (c) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8 BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Companies to such Bank, such Bank agrees to notify the Agent and, as limited above, Danka Holding of the percentage amount in which it is no longer the beneficial owner of Obligations of the Companies to such Bank. To the extent of such percentage amount, the Agent and Danka Holding will treat such Bank's IRS Form W-8 BEN as no longer valid.

       (d) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8 EC1 with the Agent and, as limited above, Danka Holding sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Companies to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

       (e) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent, or Danka Holding, as the case may be, may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent or Danka Holding may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

       (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or Danka Holding, as the case may be, did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent or, as limited above, Danka Holding of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent or Danka Holding fully for all amounts paid, directly or indirectly, by the Agent or Danka Holding as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or Danka Holding under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

       (g) Each Bank that is not a Foreign Bank shall complete and deliver to the Agent and, as limited above, Danka Holding, a statement signed by an authorized signatory of such Bank to the effect that it is a United States Person together with a duly completed and executed copy of IRS Form W-9 (or any successor form) establishing that such Bank is not subject to U.S. backup withholding tax. To the extent that any provision of Article IV shall conflict
                                                     ----------
with this Section 10.10, then this Section 10.10 shall control.
          -------------            -------------

       10.11  United Kingdom Withholding.
              --------------------------

       (a) Each Bank that is not a United Kingdom Bank (as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act of 1988) subject to United Kingdom corporation tax as respects interest payments to it pursuant to this Agreement shall deliver to the Agent, on or prior to the Closing Date (in the case of each Bank listed on the signature pages hereof) or on or prior to the later of the Closing Date or the date of the Assignment Agreement pursuant to which it becomes a participating Bank (in the case of each other Bank) (I) appropriate documentation (i) establishing that such Bank is entitled to exemption from United Kingdom withholding tax in respect of interest payments hereunder under a United Kingdom tax treaty with the appropriate jurisdiction, or (ii) establishing that it is otherwise entitled to receive payments without such withholding and (II) a properly completed and executed official document similar to Schedule 10.11(a) attached claiming an exemption from future withholding
   -----------------
taxes and naming Danka PLC as agent for the receipt of repayment of U.K. withholding taxes already withheld;

       (b) Each Bank that is a United Kingdom Bank (as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act of 1988) shall complete and deliver to the Agent a statement signed by an authorized signatory of such Bank, and any other documentation reasonably required, to the effect that it is subject to United Kingdom corporation tax on interest payable to it pursuant to this Agreement;

       (c) The Companies shall not be required to pay any additional amount to any non-United Kingdom Bank or United Kingdom Bank in respect of United Kingdom withholding taxes under clause (b)(i) of Section 4.1 if such Bank shall
                                                 -----------
have failed to satisfy the requirements of Section 10.11(a) in the case of a
                                           ----------------
non-United Kingdom Bank, or Section 10.11(b) in the case of a United Kingdom
                            ----------------
Bank; provided, however, that if such Bank shall have satisfied the requirements
      --------
of such Sections 10.11(a) or (b) on the Closing Date (in the case of each Bank
        -----------------    ---
listed on the signature pages hereof) or on the later of the Closing Date or the date of the Assignment Agreement pursuant to which such Bank became a participating Bank (in the case of each other Bank), nothing in this
Section 10.11(c) shall relieve the Company of its obligation to pay additional
----------------
amounts pursuant to clause (b)(i) of Section 4.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank is not subject to withholding as described in subsection (a) of this Section 10.11.
                                                                  -------------

       (d) If the Companies have to (i) withhold tax on payments of interest to any Bank that is not a United Kingdom Bank (as defined in Section 10.11(a)
                                                             ----------------
and (ii) make additional payments to such Bank under clause (b) of Section 4.1
                                                                   -----------
in respect of such withholding, such Bank will with reasonable promptness and to the extent permitted by law complete and properly execute a refund claim on an official document similar to that in Schedule 10.11(d) and mandate the United
                                     -----------------
Kingdom Inland Revenue to pay any refund of income tax due to Danka PLC and file such form with the appropriate tax authority for certification, all at the sole cost and expense of the Companies. If any refund of income tax is received by any Bank, such Bank will pay such refund promptly to Danka PLC. To the extent that any provision of Article IV shall conflict with this Section 10.11, then
                      ----------                          -------------
this Section 10.11 shall control.
     -------------

                                   ARTICLE XI

                                  MISCELLANEOUS

       11.1   Amendments and Waivers. No amendment or waiver of any provision of
              ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by any Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and each Company and delivered to the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,
       --------  -------
unless in writing and signed by all the Banks affected thereby and each Company and delivered to the Agent, do any of the following:

              (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.2);

              (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

              (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document;

              (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

              (e)    amend this Section, or Section 2.18, or any provision
                                            ------------
       herein providing for consent or other action by all Banks; or

              (f) except as expressly provided for herein (including in connection with the sale of a Subsidiary permitted pursuant to
       Section 8.8), release any party to a Guaranty or release any collateral
       -----------
       for any obligations arising under the Loan Documents;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and (iv) no amendment, waiver or consent of Section 2.3(e), 7.16, 11.4(c), 11.24 or 11.25 shall be effective unless in writing and signed by each of the International Swing Line Banks in addition to the Majority
Banks.

       11.2   Notices.
              -------

       (a) All notices, requests, consents, approvals, waivers and other communications may be in writing or oral if confirmed in writing (which includes confirmation by facsimile) at the address or number specified in Schedule 11.2.
                                                                 --------------

       (b) All such notices, requests and communications shall, when sent by overnight delivery, or transmitted by facsimile, be effective when delivered to the recipient or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if hand delivered, upon delivery; except that notices pursuant to
Article II, Article III or Article X to the Agent shall not be effective until
----------  -----------    ---------
actually received by the Agent, and notices pursuant to Article III to the
                                                        -----------
Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on Schedule 11.2.
                                                   -------------

       (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Companies. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Company to give such notice and the Agent and the Banks shall not have any liability to a Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Companies to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms reasonably understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

       11.3   No Waiver; Cumulative Remedies. No failure to exercise and no
              ------------------------------
delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       11.4   Costs and Expenses. The Companies shall:
              ------------------

       (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Agent and Issuing Bank) within 30 days after invoice (subject to
Section 5.1(a)(v)) for all reasonable costs and expenses incurred by Bank of
-----------------
America (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated but only if requested or caused by a Company or a Subsidiary), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Agent and Issuing Bank) with respect thereto;

       (b) pay or reimburse the Agent and each Bank within thirty days after invoice for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

       (c) pay or reimburse each International Swing Line Bank within 30 days after invoice for all reasonable costs and expenses incurred by each International Swing Line Bank and Designated Local Lender (as defined in the International Swing Line Agreement) in connection with the termination of the International Swing Line Agreement and the International Swing Line Obligations (as defined in the International Swing Line Agreement) thereunder, including reasonable Attorney Costs incurred by each International Swing Line Bank with respect thereto.

       The agreements in this Section shall survive payment of all other Obligations and the termination of this Agreement.

       11.5   Company Indemnification. Whether or not the transactions
              -----------------------
contemplated hereby are consummated, the Companies shall indemnify, defend and hold harmless the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (other than expenses described in Section 11.4 whether or not
                                                    ------------
required to be reimbursed thereunder) which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit or this Agreement and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Companies shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the bad faith, gross negligence or willful misconduct of such Indemnified Person; and provided further the Companies shall have no obligations with respect to tax liabilities, funding costs or capital costs of any Indemnified Person except as set forth in this Agreement. The agreements in this Section shall survive payment of all other Obligations and the termination of this Agreement.

       At the election of any Indemnified Person, the Companies shall defend such Indemnified Person using legal counsel mutually acceptable to the Companies, the Agent, the Majority Banks and such Indemnified Person, at the sole cost and expense of the Companies. All amounts owing under this Section shall be paid within 30 days after demand.

       11.6   Marshalling; Payments Set Aside. Neither the Agent nor the Banks
              -------------------------------
shall be under any obligation to marshall any assets in favor of any Company or any other Person or against or in payment of any or all of the Obligations. To the extent that a Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees (to the extent it shall have shared in any such recovery) to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

       11.7   Successors and Assigns. The provisions of this Agreement shall be
              ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Companies may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

       11.8   Assignments, Participations, Etc.
              ---------------------------------

       (a) Any Bank may, with the written consent of the Agent and (if a Bank's L/C Commitment is being assigned and delegated) the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to any other Bank or to an Eligible Assignee that is an Affiliate of such Bank or any other Bank) (each an "Assignee") all, or any part (which may be a varying percentage, or none, of each of the following) of any of the Loans, its Revolving Commitment, its L/C Commitment, its Total Commitment, the L/C Obligations, the Swing Line Participations, and the other rights and obligations of such Bank hereunder, in a minimum aggregate amount of $5,000,000 (or $1,000,000 if the assignment or delegation is to an existing Bank) or, if lower, an amount equal to such Bank's entire Total Commitment; provided, however, that each Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to each Company and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to each Company and the Agent an Assignment and Acceptance in the form of Exhibit K ("Assignment
                                                          ---------
and Acceptance") together with any Note or Notes subject to such assignment; and
(C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $5,000 (which shall not be waived). Notwithstanding the foregoing, no Bank may effect an assignment under this Section 11.8(a) if after giving effect
                                         ---------------
thereto its remaining aggregate Commitment shall be less than $5,000,000 unless such assignment shall be part of a series of transactions disclosed by such Bank to the Agent to effect the disposition of all of such Bank's interests in the Loan Documents.

       (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. Upon the request of the Assignee, the Companies shall issue Notes to the Assignee.

       (c) Within five Business Days after their receipt of notice from the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Companies shall execute and deliver to the Agent a new Revolving Loan Note evidencing such Assignee's assigned Revolving Loans and Revolving Commitment and a new Term Loan Note evidencing such Assignee's assigned Term Loans and, if the assignor Bank has retained a portion of its Revolving Loans and its Revolving Commitment and Term Loan, a replacement Revolving Loan Note in the principal amount of the Revolving Commitment it has retained (such Revolving Loan Note to be in exchange for, but not in payment of, the Revolving Loan Note held by such Bank) and a replacement Term Loan Note in the principal amount of the Term Loan it has retained (such Term Loan Note to be in exchange for, but not in payment of, the Term Loan Note held by such Bank). Immediately upon payment of the processing fee under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.

       (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of a Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) each Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the Originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such
                                  -------------
participation, the Participant shall be entitled to the benefit of
Sections 4.1, 4.3, 4.4 and 11.5 as though it were also a Bank hereunder
------------  ---  ---     ----
(provided that no Participant shall be entitled to any payment under
Section 4.1, 4.3 or 4.4 in excess of the payment which would have been payable
-----------  ---    ---
to the Originating Bank if it had not so sold a participation), and not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Companies hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest, subject in all events to Section 2.18 as if such Participant
                                   ------------
were a Bank, in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

       (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

       (f) Any assignment or participation shall be subject to the assignee's or the participant's agreement to be bound by all applicable confidentiality restrictions.

       (g) Notwithstanding an assignment, the Bank making the assignment shall continue to have the benefits of Article IV and Sections 11.4 and 11.5
                                       ----------     -------------     ----
with respect to the period prior to the assignment.

       11.9   [Intentionally Omitted]

       11.10  Confidentiality. Each Bank agrees to take and to cause its
              ---------------
Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by each Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Companies or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Companies, provided that such source is not bound by a confidentiality agreement with the Companies known to the Bank; provided,
                                                                     --------
however, that any Bank may disclose such information (A) at the request or
-------
pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors provided that such Person shall be notified of its obligation to keep such information confidential to the same extent required of the Banks hereunder; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Companies or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and
(I) to its Affiliates. The Bank disclosing information pursuant to the above proviso (except pursuant to clauses (A), (E), (F), (G), (H) or (I)) shall to the extent permitted by law give prior notice thereof to the Companies and shall limit such disclosures to the information so required.

       11.11  Set-off. In addition to any rights and remedies of the Banks
              -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to any Company, any such notice being waived by each Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of such Company against any and all Obligations then due and owing, or in case of Letters of Credit, which may become due and owing, to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document. Each Bank agrees promptly to notify each Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such
                               --------  -------
notice shall not affect the validity of such set-off and application.

       11.12  Notification of Addresses of Lending Offices, Etc. Each Bank shall
              --------------------------------------------------
notify the Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

       11.13  Counterparts. This Agreement may be executed in any number of
              ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

       11.14  Severability. The illegality or unenforceability of any provision
              ------------
of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

       11.15  No Third Parties Benefited. This Agreement is made and entered
              --------------------------
into for the sole protection and legal benefit of the Companies, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

       11.16  Governing Law and Jurisdiction.
              ------------------------------

       (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

       (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANIES, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-

EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANIES, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANIES, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

       11.17  Waiver of Jury Trial. THE COMPANIES, THE BANKS AND THE AGENT EACH
              --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANIES, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11.17 AS TO ANY ACTION, COUNTERCLAIM OR OTHER
                     -------------
PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       11.18  Entire Agreement. This Agreement, together with the other Loan
              ----------------
Documents, embodies the entire agreement and understanding among the Companies, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

       11.19  Judgment Currency. Each Company, the Agent and each Bank hereby
              -----------------
agree that if, in the event that a judgment is given in relation to any sum due to the Agent or any Bank hereunder, such judgment is given in a currency (the "Judgment Currency") other than Dollars, such Company agrees to indemnify the Agent or such Bank, as the case may be, to the extent that the Dollar amount which could have been purchased by the Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Agent or the applicable Bank agrees to remit such excess to the Companies. The agreements in this Section shall survive payment of all other Obligations.

       11.20  Steering Committee Expenses. The Companies agree promptly to pay
              ---------------------------
or reimburse reasonable expenses of the Steering Committee of the Banks and its members (including the reasonable fees and expenses of outside counsel for the Steering Committee of the Banks and each of its members) incurred in connection with this Agreement and the other Loan Documents.

       11.21  Acknowledgement; Release. The Companies acknowledge and agree that
              ------------------------
they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of its liability to pay the full indebtedness outstanding under the terms of this Agreement and any other documents which evidence, guaranty or secure the Obligations. As of the Closing Date, the Companies hereby release and forever discharge the Agent, the Banks and all of their respective officers, directors, parents, subsidiaries, affiliates, predecessors, successors, employees, attorneys, advisors, accountants, representatives, consultants and agents (the "Related Releasees") from any and
                                              -----------------
all existing actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent, including actual, consequential, punitive and other damages that either of them may have against the other and/or the Related Releasees relating to or arising from this Agreement or the other Loan Documents and/or any and all transactions hereunder and thereunder or related thereto, in each case other than any liability to pay the full indebtedness and other amounts owing under the terms of this Agreement and the other Loan Documents, and any other documents which evidence, guaranty or secure the Obligations hereunder and the "Obligations" as such term (or equivalent term however denominated) is used in any of the other Loan Documents.

       11.22  Consent by Banks to Bond Exchange. By their execution and delivery
              ---------------------------------
of their signature pages to this Agreement, each Bank hereby consents, effective upon the execution and delivery of a signature page to this Agreement by all of the Banks, to the consummation by Danka PLC of the exchange offer described in the Registration Statement on Form S-4 of Danka PLC referred to in
Section 5.1(a)(ix).

       11.23  Agent as Joint Creditor..
              ------------------------

       (a) Each of the Companies and the Guarantors (collectively, the "Obligors") and each of the Banks agree that the Agent shall be the joint creditor (together with the relevant Bank) of each and every obligation of any Obligor towards each of the Banks under this Agreement, and that accordingly the Agent will have its own independent right to demand performance by the relevant Obligor of those obligations. However, any discharge of any such obligation to one of the Agent or the relevant Bank shall, to the same extent, discharge the corresponding obligation owing to the other.

       (b) Without limiting or affecting the Agent's rights against any Obligor (whether under this paragraph or under any other provision of the Loan Documents), the Agent agrees with each other Bank (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint creditor with a Bank except with the consent of the relevant Bank. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Agent's right to act in the protection or preservation of rights under or to enforce any Support Document as contemplated by this Agreement, the other Loan Documents and/or the relevant Support Document (or to do any act reasonably incidental to any of the foregoing).

       11.24  Survival of Obligations. Notwithstanding the amendment and
              -----------------------
restatement of the Original Credit Agreement, (I) the obligations of the Banks to purchase participation interests in the International Swing Line Obligations (as defined in the International Swing Line Agreement) in accordance with
Section 2.20 of the Original Credit Agreement and Article IX of the International Swing Line Agreement shall survive and continue until the indefeasible payment and satisfaction in full of all of the International Swing Line Obligations and (ii) the International Swing Line Obligations are Obligations as defined herein.

       11.25  Termination of International Swing Line Commitments. The Companies
              ---------------------------------------------------
will cause the International Swing Line Commitments to be terminated and satisfied no later than 30 days following the Closing Date. The Companies acknowledge that, without limiting the rights of the International Swing Line Lenders under Section 2.3(e) hereof, on or after the thirty-first day following the Closing Date, the International Swing Line Lenders may terminate any outstanding International Swing Line Commitments and the Companies hereby waive, for themselves and each of the International Line Borrowers, any claims which may arise from such termination and agree to indemnify and hold harmless the International Swing Line Banks and each Designated Local Lender from and against any claims, damages, losses, liabilities, reasonable costs and expenses (including reasonable Attorney Costs) whatsoever which may be incurred by (or claimed against) any of them by reason of the termination of the International Swing Line Commitments. As used in this subsection, "Designated Local Lender" has the meaning assigned to such term in the International Swing Line Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       DANKA BUSINESS SYSTEMS PLC

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________


                                       DANKA HOLDING COMPANY

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________


                                       DANKALUX SARL & CO. SCA
                                       BY: DANKALUX SARL, COMMANDITE

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________


                                       BANK OF AMERICA, NATIONAL ASSOCIATION.
                                       (formerly known as NationsBank, N.A.),
                                       as Agent and Issuing Bank, and
                                       individually as a Bank

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       THE BANK OF NOVA SCOTIA

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       THE BANK OF NEW YORK

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       CREDIT LYONNAIS NEW YORK BRANCH

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                                       CIBC INC.

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       PNC BANK, N.A.

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       FIRST UNION NATIONAL BANK

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       SUNTRUST BANK

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       THE FUJI BANK AND TRUST COMPANY

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       ABN AMRO BANK N.V.

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       BNP PARIBAS

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    HIBERNIA NATIONAL BANK
                                    ----------------------

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                       SAN PAOLO IMI SPA

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    LLOYDS TSB BANK PLC

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    INTESABCI S.P.A.
                                    NEW YORK BRANCH

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    AMSOUTHBANK

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                    NEW YORK BRANCH

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    BANKERS TRUST COMPANY

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    THE DAI-ICHI KANGYO BANK, LIMITED

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                       NATIONAL AUSTRALIA BANK LIMITED
                                       ACN 004044937

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE
                                       ------------------------------------
                                       LONDON BRANCH
                                       -------------

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       THE TOKAI BANK LIMITED, NEW YORK BRANCH
                                       ---------------------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       WACHOVIA BANK, N.A.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       NATIONAL WESTMINSTER BANK PLC

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       BANCA NAZIONALE DEL LAVORO S.p.A.,
                                       LONDON BRANCH

                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       CREDIT AGRICOLE INDOSUEZ

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       STATE STREET BANK AND TRUST COMPANY

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       J.P. MORGAN SECURITIES INC.
                                       as agent for The Chase Manhattan Bank

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       LAZARD BANK LIMITED

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    SOUTHTRUST BANK

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    BT HOLDINGS (NEW YORK) INC.

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                    LEHMAN BROTHERS BANKHAUS AG,
                                    LONDON BRANCH

                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------


                                    By:
                                    --------------------------------------------
                                    Name:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------